                                                                  Exhibit 10.1

                                                                EXECUTION COPY


                           ASSET PURCHASE AGREEMENT

                                    BETWEEN

                                 SOLUTIA INC.,

                                 AS THE SELLER

                                      AND

                            THERMPHOS TRADING GMBH,

                                 AS THE BUYER


                          DATED AS OF MARCH 11, 2007



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                                             TABLE OF CONTENTS

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ARTICLE I        DEFINITIONS..............................................................................2

     Section 1.1      Certain Defined Terms...............................................................2
     Section 1.2      Table of Definitions...............................................................12

ARTICLE II       PURCHASE AND SALE.......................................................................14

     Section 2.1      Purchase and Sale of Assets........................................................14
     Section 2.2      Excluded Assets....................................................................16
     Section 2.3      Assumed Liabilities................................................................18
     Section 2.4      Excluded Liabilities...............................................................19
     Section 2.5      Assignment and Assumption; Cure Costs..............................................20
     Section 2.6      Consents to Certain Assignments....................................................20
     Section 2.7      Purchase Price.....................................................................21
     Section 2.8      Inventory Value Adjustment.........................................................21
     Section 2.9      Closing............................................................................24
     Section 2.10     Closing Deliveries.................................................................24

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................25

     Section 3.1      Organization and Qualification.....................................................25
     Section 3.2      Authority..........................................................................25
     Section 3.3      No Conflict; Required Filings and Consents.........................................26
     Section 3.4      Title to Transferred Assets........................................................27
     Section 3.5      Financial Information..............................................................27
     Section 3.6      Absence of Certain Changes or Events...............................................28
     Section 3.7      Compliance with Law; Permits.......................................................28
     Section 3.8      Litigation.........................................................................28
     Section 3.9      Employee Plans.....................................................................29
     Section 3.10     Labor and Employment Matters.......................................................29
     Section 3.11     Capital Expenditures...............................................................30
     Section 3.12     Buildings and Lease and Operating Agreement........................................30
     Section 3.13     Intellectual Property..............................................................30
     Section 3.14     Taxes..............................................................................30
     Section 3.15     Environmental Matters..............................................................31
     Section 3.16     Material Contracts.................................................................32
     Section 3.17     Customers and Suppliers............................................................32
     Section 3.18     Inventory..........................................................................33
     Section 3.19     Brokers............................................................................33
     Section 3.20     Sufficiency of Assets..............................................................33
     Section 3.21     Insurance..........................................................................33
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ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................33

     Section 4.1      Organization.......................................................................33
     Section 4.2      Authority..........................................................................33
     Section 4.3      No Conflict; Required Filings and Consents.........................................34
     Section 4.4      Financing..........................................................................34
     Section 4.5      Brokers............................................................................35
     Section 4.6      Government Approvals...............................................................35

ARTICLE V        COVENANTS...............................................................................35

     Section 5.1      Conduct of Business Prior to the Closing...........................................35
     Section 5.2      Covenants Regarding Information....................................................36
     Section 5.3      Disclosure Schedules...............................................................38
     Section 5.4      Notification of Certain Matters....................................................38
     Section 5.5      Interim Financial Information......................................................38
     Section 5.6      Employee Benefits..................................................................38
     Section 5.7      Confidentiality....................................................................45
     Section 5.8      Consents and Filings...............................................................45
     Section 5.9      Bankruptcy Filings and Agreements..................................................46
     Section 5.10     Release of Guarantees..............................................................48
     Section 5.11     Corporate Name.....................................................................48
     Section 5.12     Refunds and Remittances............................................................48
     Section 5.13     No Solicitation....................................................................49
     Section 5.14     Non-Competition....................................................................49
     Section 5.15     Bulk Transfer Laws.................................................................51
     Section 5.16     Public Announcements...............................................................51
     Section 5.17     Pro Rations........................................................................51
     Section 5.18     Assignment of Insurance Proceeds...................................................52
     Section 5.19     Further Assurances.................................................................52
     Section 5.20     No Joint Venture...................................................................52
     Section 5.21     Escrow.............................................................................52
     Section 5.22     Product Warranty Claims............................................................53
     Section 5.23     Non-Exclusive Contracts............................................................53
     Section 5.24     Parent Co-Signer...................................................................53

ARTICLE VI       TAX MATTERS.............................................................................54

     Section 6.1      VAT................................................................................54
     Section 6.2      Other Transfer Taxes...............................................................55
     Section 6.3      Allocation of Consideration........................................................55

ARTICLE VII      CONDITIONS TO CLOSING...................................................................56

     Section 7.1      General Conditions.................................................................56
     Section 7.2      Conditions to Obligations of the Seller............................................57
     Section 7.3      Conditions to Obligations of the Buyer.............................................58
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ARTICLE VIII     INDEMNIFICATION.........................................................................59

     Section 8.1      Survival of Representations, Warranties and Covenants..............................59
     Section 8.2      Indemnification by the Seller......................................................59
     Section 8.3      Indemnification by the Buyer.......................................................59
     Section 8.4      Procedures.........................................................................60
     Section 8.5      Limits on Indemnification..........................................................62
     Section 8.6      Assignment of Claims...............................................................64
     Section 8.7      Exclusivity........................................................................64
     Section 8.8      No Duplication.....................................................................65

ARTICLE IX       TERMINATION.............................................................................65

     Section 9.1      Termination........................................................................65
     Section 9.2      Effect of Termination..............................................................66

ARTICLE X        GENERAL PROVISIONS......................................................................67

     Section 10.1     Fees and Expenses..................................................................67
     Section 10.2     Amendment and Modification.........................................................67
     Section 10.3     Waiver.............................................................................67
     Section 10.4     Notices............................................................................67
     Section 10.5     Interpretation.....................................................................68
     Section 10.6     Entire Agreement...................................................................69
     Section 10.7     No Third-Party Beneficiaries.......................................................69
     Section 10.8     Governing Law......................................................................69
     Section 10.9     Submission to Jurisdiction.........................................................69
     Section 10.10    Exclusivity of Representations and Warranties; Additional Information..............70
     Section 10.11    Personal Liability.................................................................70
     Section 10.12    Assignment; Successors.............................................................71
     Section 10.13    Enforcement........................................................................71
     Section 10.14    Currency...........................................................................71
     Section 10.15    Severability.......................................................................72
     Section 10.16    Counterparts.......................................................................72
     Section 10.17    Facsimile Signature................................................................72
     Section 10.18    Time of Essence....................................................................72
     Section 10.19    No Presumption Against Drafting Party..............................................72
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                               LIST OF SCHEDULES
                               -----------------

Schedule A           Ancillary Products

Schedule 1.1(a)      Accounting Principles

Schedule 2.1(a)      Contracts

Schedule 2.1(e)      Tangible Personal Property and Its Location

Schedule 2.1(k)      Non-Exclusive Contracts

Schedule 2.2(e)      Excluded Names and Marks

Schedule 2.2(j)      Employees with Excluded Employment Agreements

Schedule 2.2(k)      Excluded Software and Computer Equipment

Schedule 2.2(s)      Excluded Assets

Schedule 2.8(a)(i)   Locations for Joint Inventory

Schedule 3.3(a)      No Conflicts

Schedule 3.3(b)      Filings and Consents

Schedule 3.4         Persons with Title

Schedule 3.5(a)      Financial Information

Schedule 3.5(b)-1    Deviations from Accounting Standards

Schedule 3.5(b)-2    Excluded Assets and Liabilities in Financial Information

Schedule 3.6(a)      Non-Ordinary Conduct of Business/No Material Adverse Effect

Schedule 3.6(b)      No Other Significant Changes

Schedule 3.7         Violations of Laws

Schedule 3.7(b)      Material Permits

Schedule 3.8-1       Litigation

Schedule 3.8-2       Avoidance Actions

Schedule 3.10        Labor and Employment Matters

Schedule 3.11        Capital Expenditure

                                      iv

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Schedule 3.12(a)     Buildings

Schedule 3.12(b)     Title to Land

Schedule 3.12(c)     Fact and Circumstances Related to Land

Schedule 3.13-1      Registered Intellectual Property

Schedule 3.13-2      Sufficiency of Intellectual Property

Schedule 3.13-3      Intellectual Property Claims

Schedule 3.14        Tax Matters

Schedule 3.15(a)     Environmental Matters

Schedule 3.16(a)     Material Contracts

Schedule 3.16(b)     Validity of Material Contracts

Schedule 3.17        Top Customers and Suppliers

Schedule 3.18        Inventory Locations

Schedule 3.19        Brokers

Schedule 3.20-1      Sufficiency of Assets

Schedule 3.20-2      Encumbrances on Transferred Assets

Schedule 3.21        Insurance

Schedule 4.6         Government Approvals

Schedule 5.1         Interim Operation of Business

Schedule 7.1(c)      Filing Jurisdictions

Schedule 7.3(e)      Required Consents

                              LIST OF EXHIBITS
                              ----------------

Exhibit A            Form of Bidding Procedures Order

Exhibit B            Form of Lease and Operating Agreement

Exhibit C            Form of Sale Order

                                      v

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Exhibit D-1A         Form of Lease Agreement (LLN Lab)

Exhibit D-1B         Form of Services Agreement (LLN Lab)

Exhibit D-2          Form of US Premises Lease and Services Agreement

Exhibit E            German Tri-Partite Agreement

Exhibit F            Form of Transition Services Agreement

Exhibit G            Form of Interim Financial Information

Exhibit H            Form of Escrow Agreement

Exhibit I            Form of Acknowledgement

                                      vi

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

                           ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of March 11, 2007 (this "Agreement"), between SOLUTIA INC., a Delaware corporation (the "Seller"), and
 ---------                                                       ------
THERMPHOS TRADING GMBH, a Swiss corporation (the "Buyer"; each of the Buyer
                                                  -----
and the Seller, a "Party" and collectively, the "Parties").
                   -----                         -------

         Certain capitalized terms shall have the meanings assigned to them in
Article I.

                                   RECITALS

         A. The Seller, through its Dequest(R) division, together with certain of its Affiliates, is engaged in the worldwide business of production and sale of phosphonates and phosphonate-based specialty additives and purchase and resale of the products set forth in Schedule A (the "Business");
                                                 ----------       --------
provided, however, that "Business" shall not include the business of the
--------  -------
Seller and its Affiliates of manufacturing, selling and/or servicing a series of products used in aviation and non-aviation hydraulic systems, equipment and testing labs, including products that contain phosphorus derivatives and other raw materials and are subject to re-formulations as required by Solutia and its Affiliates and industry requirements, including the business conducted by the Seller and its Affiliates that is currently known as the "Skydrol business" (the "Fluids Business").
                ---------------

         B. The Seller filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1532 (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern
      ---------------
District of New York (the "Bankruptcy Court") on December 17, 2003.
                           ----------------

         C. The Seller wishes to sell (or cause to be sold) to the Buyer or its Affiliates, and the Buyer wishes to purchase (or cause its Affiliates to purchase) from the Seller and certain of its Affiliates, certain assets that are used exclusively in the Business, and in connection therewith the Buyer is willing to assume certain Liabilities (as defined below) of the Seller and its Affiliates relating to such assets, all upon the terms and subject to the conditions set forth herein, in the Ancillary Agreements and, to the extent applicable, in accordance with Sections 105, 363, 365 and 1146 of the Bankruptcy Code (the transactions contemplated by this Agreement and the Ancillary Agreements, collectively, the "Transactions").
                                             ------------

         D. The Transactions are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to a Sale Order (defined below) to be entered in the chapter 11 case pending for the Seller and certain of its Debtor Affiliates (as defined below) in the Bankruptcy Court (the "Chapter 11 Case") and other applicable provisions of the
            ---------------
Bankruptcy Code.

                                   AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:


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                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Certain Defined Terms. For purposes of this Agreement:
                     ---------------------

                  "Accounting Principles" means the accounting principles,
                   ---------------------
policies and practices set forth in Schedule 1.1(a) of the Disclosure
                                    ---------------
Schedules.

                  "Action" means any claim, action, suit or complaint,
                   ------
arbitration or proceeding by or before any Governmental Authority.

                  "Affiliate" means, with respect to any Person, any other
                   ---------
Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                  "Ancillary Agreements" means, collectively, the Bills of
                   --------------------
Sale, the Assumption Agreements, the Employee Letter, the Lease and Operating Agreement, the Lease Agreements, the Transition Services Agreement, the Trademark Assignment Agreements, the Patent Assignment Agreements, the Premises Lease and Services Agreements and such other documents, agreements, deeds, instruments of sale, transfer and conveyance as are required to be delivered by a Party pursuant to the terms of this Agreement and are actually delivered by such Party.

                  "Assumption Agreement" means an instrument of assignment and
                   --------------------
assumption in form and substance reasonably satisfactory to the Buyer and the Seller pursuant to which the Seller or a Transferring Affiliate, as the case may be, shall assign to the Buyer and/or its Affiliates Transferred Assets and the Buyer and/or its Affiliates shall assume as of the Closing Time the Assumed Liabilities, including, in the case of the Assumed Liabilities to be assigned by Solutia Italy, the Italian Notarial Deed.

                  "Avoidance Actions" means all avoidance claims or other
                   -----------------
causes of action, whether arising under the Bankruptcy Code or otherwise, and the proceeds thereof, which are available to the Seller and the Debtor Affiliates under Section 510 or under Sections 542 through 553 of the Bankruptcy Code, of whatever kind or nature, and whether asserted or unasserted.

                  "Bidding Procedures Order" means an order containing bidding
                   ------------------------
procedures substantially similar to the bidding procedures set forth in Exhibit A hereto or such other form of order as is reasonably acceptable to
---------
the Parties.

                  "Bill of Sale" means a bill of sale and transfer agreement
                   ------------
in form and substance reasonably satisfactory to the Buyer and the Seller transferring to the Buyer and/or its Affiliates all of the tangible personal property owned or held by the Seller and/or its Affiliates as of the Closing Date that is included in the Transferred Assets, including in the case of the European Business Employee employed by Solutia Italy and the Transferred Assets to be transferred by Solutia Italy, the Italian Notarial Deed.

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                  "Business Day" means any day that is not a Saturday, a
                   ------------
Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York, New York, US or in London, United Kingdom.

                  "Business Employees" means all individuals employed by the
                   ------------------
Seller or any of its Affiliates immediately prior to the Closing Date primarily in connection with the Business (including (a) those on military leave and family and medical leave, (b) those on approved leaves of absence, but only to the extent they have reemployment or continued employment rights guaranteed under applicable Law, under any applicable collective bargaining agreement or under any leave of absence policy of the Seller and/or its Affiliates and (c) those on short-term disability under any short-term disability program of the Seller or its Affiliates), whose duties relate primarily to the operations of the Business regardless of the company payroll on which such individuals are listed.

                  "Business Intellectual Property" means all Intellectual
                   ------------------------------
Property owned by the Seller and its Affiliates that is used or held for use exclusively in the Business.

                  "Buyer Entity" means the Buyer or an Affiliate of the Buyer
                   ------------
that will be a party to an Ancillary Agreement and "Buyer Entities" shall mean
                                                    --------------
the Buyer and all such Affiliates collectively. For the avoidance of doubt, the Parent shall be a party to this Agreement and all Ancillary Agreements.

                  "Buyer Environmental Liability" means any Environmental
                   -----------------------------
Liability (a) to the extent attributable or relating to, resulting from or caused by (i) any condition of soil, surface water or groundwater contamination first caused or occurring on or after the Closing Time at, beneath, or emanating from the Facility or the Transferred Assets or (ii) any violation of regulatory requirements under Environmental Laws first caused or occurring at the Facility or with respect to the operation of the Business after to the Closing Time, except in each case to the extent that the facts or conditions underlying such Environmental Liability are caused or exacerbated as a result of the willful misconduct of the Operator, its officers, directors, employees or agents, or (b) arising from any Buyer Exacerbation.

                  "Buyer Exacerbation" means any act or omission by or on
                   ------------------
behalf of the Buyer, its Affiliates, officers, directors, employees or agents (including any disclosure made to any Governmental Authority or other third party of any fact or condition relating to a Seller Environmental Liability without the prior written consent of the Seller, other than any such disclosure which is required by Environmental Laws).

                  "Buyer Material Adverse Effect" means any event, change,
                   -----------------------------
circumstance, effect or state of facts that is materially adverse to the ability of any Buyer Entity to perform its obligations under this Agreement or any Ancillary Agreement to which such Buyer Entity is or will be a party or to consummate the Transactions.

                  "Closing Time" means 11:59 a.m. on the Closing Date in The
                   ------------
City of New York, New York, US.

                  "Code" means the Internal Revenue Code of 1986, as amended
                   ----
through the date hereof.

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                  "COMAH Requirements" means the requirements, procedures,
                   ------------------
policies and systems detailed in Solutia UK's "Site Procedure COMAH Safety Report" dated July 15, 2005 and all Appendices to it along with any other requirements, procedures, policies and systems needed in order to comply with the Operator's duties under the Control of Major Accident Hazards Regulations 1999 (COMAH) as amended by the Control of Major Accident Hazards (Amendment) Regulations 2005.

                  "Competing Transaction" means the sale of the Business other
                   ---------------------
than pursuant to the Transactions, for a purchase price with a value equal to or greater than an amount equal to the sum of the Base Purchase Price, plus Minimum Overbid Increment (as defined in the Bidding Procedures Order, plus Expense Reimbursement).

                  "Consent" means license, notice, authorization, approval,
                   -------
Order, permit, waiver or consent.

                  "Contracts" means contracts, agreements, lease agreements,
                   ---------
settlement agreements (to the extent transferable, with Persons other than Governmental Authorities), purchase orders, binding commitments, instruments of transfer and license agreements.

                  "control", including the terms "controlled by" and "under
                   -------                        -------------       -----
common control with", means the possession, directly or indirectly, of the
-------------------
power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

                  "Cure Costs" means amounts that must be paid and obligations
                   ----------
that otherwise must be satisfied, including pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the US Contracts.

                  "Debtor Affiliate" means a Transaction Affiliate that is a
                   ----------------
debtor in the Chapter 11 Case.

                  "Defective Inventory" means "Defective Inventory" as defined
                   -------------------
in the Accounting Principles.

                  "DIP Agreement" means that certain debtor in possession
                   -------------
Financing Agreement, dated as of January 16, 2004, between and among the Seller and its Debtor Affiliates, certain lenders and Citicorp USA, Inc. as collateral agent, administrative agent and documentation agent and documents executed in connection therewith (each as may be amended, restated or otherwise modified from time to time in connection therewith).

                  "Directive" means EC Acquired Rights Directive 2001/23/EC of
                   ---------
12 March 2001 and any Law implementing such Directive in any relevant jurisdiction (as applicable).

                  "Employee Affiliate" means an Affiliate of the Seller that
                   ------------------
employs any Business Employee.

                  "Employee Letter" means that certain letter dated as of the
                   ---------------
date hereof between the Seller and the Buyer with respect to certain Business Employee related matters.

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                  "Employee Plans" means all "employee benefit plans" within
                   --------------
the meaning of Section 3(3) of ERISA, all formal written plans and all other compensation and benefit plans, contracts, policies, programs and arrangements of the Seller and its Employee Affiliates (other than routine administrative procedures) in connection with the Business in effect as of the date hereof, including all pension, profit sharing, savings and thrift, bonus, stock bonus, stock option or other cash or equity-based incentive or deferred compensation, severance pay and medical and life insurance plans in which any of the Business Employees or their dependents participate.

                  "Encumbrance" means any charge, claim, mortgage, lien,
                   -----------
option, pledge, security interest, lease, levy, right of first refusal, right of first offer, restriction on voting or transfer or other restriction of any kind.

                  "Environmental Claim" means any civil, criminal, regulatory,
                   -------------------
administrative or judicial claim or other proceeding by any Governmental Authority or any Person arising out of or regarding any Environmental Liability.

                  "Environmental Laws" means any Laws of any Governmental
                   ------------------
Authority as enacted and in effect at the relevant time, including, in each case to the extent having a force of Law, codes of practice, circulars or guidance notes or requirements of any Governmental Authority, relating to pollution or protection of the environment or concerning public health or safety or workplace safety or health.

                  "Environmental Liability" means any liability (contingent or
                   -----------------------
otherwise and including liability for response costs, personal injury, property damage or natural resource damage or damage to the environment) or investigatory or corrective obligation or Remedial Action which arises under or relates to any Environmental Laws, including, without limitation, those relating to (a) violations of, or noncompliance with, Environmental Laws; or
(b) the handling, treatment, storage, disposal, arrangement for disposal, release or threatened release of hazardous materials, substances or wastes.

                  "Environmental Permits" means all Permits required under any
                   ---------------------
Environmental Law in connection with the Business, its operations and the Transferred Assets.

                  "ERISA" means the U.S. Employee Retirement Income Security
                   -----
Act of 1974, as amended.

                  "Escrow Agent" means The Bank of New York.
                   ------------

                  "Escrow Agreement" means the Escrow Agreement substantially
                   ----------------
in the form of Exhibit H.
               ---------

                  "Escrow Amount" means US$2,500,000.
                   -------------

                  "Euro Financing Documents" means the Euro 200 million
                   ------------------------
Facility Agreement dated as of July 26, 2006 among SESA, Solutia Services International S.C.A./ Comm. V.A., as Borrower, the companies listed in Part I of Schedule 1 thereto, as Original Guarantors, Citigroup Global Markets Limited, as Arranger, the financial institutions listed on Part II of Schedule 1 thereto, as Original Lenders, Citibank International PLC, as Agent and Citicorp Trustee

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Company Limited, as Security Agent, and all documents executed in connection therewith (as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).

                  "European Business Employees" means the Business Employees
                   ---------------------------
(other than any Newport Employees) employed by SESA, Solutia France, Solutia Germany, Solutia Italia and Solutia UK.

                  "Facility" shall have the meaning assigned to such term in
                   --------
the Lease and Operating Agreement, provided that for purposes of this Agreement, the term "Facility" shall exclude the Excluded Assets.

                  "Final Inventory Adjustment Amount" means an amount equal to
                   ---------------------------------
(i) the Final Inventory Value minus (ii) the Pre-Closing Inventory Value.

                  "Final Inventory Statement" means the statement that sets
                   -------------------------
forth the Inventory Value as of the Closing Time, prepared by the Seller in accordance with Section 2.8(b) and, in the event that the Buyer delivers a Notice of Disagreement in accordance with Section 2.8(b)(ii), as adjusted by agreement of the Buyer and the Seller, or by the Independent Accounting Firm, acting pursuant to Section 2.8(c).

                  "Final Inventory Value" means the Inventory Value shown on
                   ---------------------
the Final Inventory Statement.

                  "Final Order" means an order or judgment of the Bankruptcy
                   -----------
Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any other court of competent jurisdiction, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided that any order including a
                                     --------
waiver of the provisions of Bankruptcy Rule 6004(g) shall constitute a Final Order.

                  "Governmental Authority" means any international, European
                   ----------------------
Union, supra-national, national, federal, state or local government, governmental or administrative authority, court, arbitration tribunal, agency, bureau, works council or commission or other authority thereof, or any quasi-governmental regulatory, administrative or other governmental or other or quasi-governmental authority.

                  "Intellectual Property" means (i) trade names, trademarks
                   ---------------------
and service marks, domain names, trade dress and similar rights and pending applications to register any of the foregoing, together with the goodwill associated therewith, (ii) patents and pending patent applications, (iii) copyrights (whether registered or unregistered) and pending applications for registration, including copyrights that protect computer software, data and documentation, product drawings, training materials, catalogs and other advertising or promotional materials, (iv) confidential and proprietary information, including trade secrets, specifications, inventions, know-how, financial, business and marketing plans, broker, customer and supplier lists and (v) mask works.

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                  "Interim Financial Information" means, with respect to any
                   -----------------------------
fiscal month of the Seller, the unaudited balance sheet and the statements of income and cash flow of the Business for such fiscal month, in each case substantially in the form of Exhibit G hereto and containing the information
                             ---------
of the type set forth on Exhibit G hereto.
                         ---------

                  "Inventory Value" means the value of the Inventory
                   ---------------
determined in accordance with the Accounting Principles.

                  "IRS" means the Internal Revenue Service of the United
                   ---
States.

                  "Italian Notarial Deed" means a notarial deed with respect
                   ---------------------
to the transfer of Transferred Assets held by Solutia Italy and a certain employee of Solutia Italy to an Affiliate of the Buyer and the assumption of Assumed Liabilities by such Affiliate, in form and substance reasonably satisfactory to the Buyer and the Seller.

                  "Knowledge" means, with respect to the Seller, the actual
                   ---------
(but not constructive or imputed) knowledge, after reasonable investigation, of Charles M. Weidhas, General Manager, Specialty Products; Bradley M. Allbritten, Vice President, Human Resources; Steve A. Burges, ESH and engineering lead; Max W. McCombs, Vice President, ES & H; Kristel Deroover, Chief Legal Counsel-Europe; Steve Knight, Dequest Business unit lead; and Steve N. Westhead, Newport plant manager, as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate).

                  "Land" means the parcels of land, including land over which
                   ----
easements and rights are granted to the Buyer or one of its Affiliates, at the Chemical Works, Corporation Road, Newport, United Kingdom, that are the subject of the Lease Agreements (other than the Shared Access Agreement, if any).

                  "Law" means any statute, law (including common law),
                   ---
ordinance, regulation, rule, code, directive or Order of any Governmental Authority.

                  "Lease Agreement" means any of lease agreements to be
                   ---------------
entered into with respect to the Land between the Buyer or one or more of its Affiliates and Solutia UK, substantially in the form of Exhibit D to the Lease and Operating Agreement or the Shared Access Agreement.

                  "Lease and Operating Agreement" means the Lease and
                   -----------------------------
Operating Agreement between Solutia UK and the Buyer or one of its Affiliates substantially in the form of Exhibit B hereto.
                             ---------

                  "Liability" means any liability or obligation, whether known
                   ---------
or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due.

                  "LIBOR Rate" means, as of a determination date, the rate per
                   ----------
annum for such date for deposits in US Dollars for three (3) months for amounts payable pursuant to Section 2.8(d) equal to the average of the respective rates per annum for such date (rounded upward to the next whole multiple of 1/100th of 1%) as fixed at 11:00 a.m. London time on the date of determination by the British Bankers Association displayed on the Bloomberg Marketing Screen, page 122, or such other page as may replace such page on such service for the purposes of displaying the London interbank offer rate of major banks for deposits in U.S. Dollars for three (3) months comparable to the amount payable pursuant to Section 2.8(d) (calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may
be).

                  "LLN Lab Lease and Services Agreements" means the Lease
                   -------------------------------------
Agreement (LLN Lab) and the Services Agreement (LLN Lab) to be entered into between the Buyer or one of its Affiliates and SESA, substantially in the form of Exhibits D-1A and D-1B.
   -------------     ----

                  "Material Adverse Effect" or "Material Adverse Change" means
                   -----------------------      -----------------------
any event, change, circumstance, effect or state of facts that is materially adverse to, or which individually or in the aggregate would reasonably be expected to result in any change, circumstance, effect or state of facts that is materially adverse to, (i) the business, financial condition, results of operations or operation of the Business, Transferred Assets and Assumed Liabilities, in all cases taken as a whole or (ii) the ability of the Seller and the Transaction Affiliates to perform their respective obligations under this Agreement or the Ancillary Agreements to which the Seller or any of the Transaction Affiliates will be a party or to consummate the Transactions; provided, however, that "Material Adverse Effect" and "Material Adverse
--------  -------
Change" shall not include the effect of any circumstance, change, development, event or state of facts arising out of or attributable to any of the following, either alone or in combination: (1) the markets in which the Business or the Seller or any of its Affiliates operates generally, (2) general economic or political conditions (including those affecting the securities markets), (3) the announcement or disclosure of this Agreement or of the consummation of the Transactions, (4) acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof or (5) any changes in applicable Laws or accounting rules, or the authoritative interpretations thereof or in regulatory guidance related thereto.

                  "Microsoft Enterprise Agreement" means Microsoft Enterprise
                   ------------------------------
Agreement, Number OIE50326 between SOI and MLSI, GP, dated December 5, 2000.

                  "Microsoft Licenses" means Desktop Professional licenses
                   ------------------
licensed to the Seller and its Affiliates pursuant to the Microsoft Enterprise Agreement and subject to terms and conditions set forth therein.

                  "Newport Employees" means employees employed by Solutia UK
                   -----------------
primarily at the Facility, but in all events excluding the individual identified on Schedule 3 to the Employee Letter.

                  "Newport Site" means the geographic location as identified
                   ------------
in Schedule 1.3 to the Lease and Operating Agreement.

                  "Normalized Working Capital" means US$19,286,000.
                   --------------------------

                  "Operator" means Solutia UK as "Operator" under the Lease
                   --------
and Operating Agreement.

                  "Order" means any judgment, writ, decree, injunction, order
                   -----
of any Governmental Authority or any compliance or settlement agreement with any Governmental Authority.

                  "Ordinary Course of Business" means the ordinary course of
                   ---------------------------
business of the Seller Entities with respect to the Business that is materially consistent with past practices of the applicable Seller Entities.

                  "Parent" means Thermphos International B.V.
                   ------

                  "Patent Assignment Agreement" means a Patent Assignment
                   ---------------------------
Agreement between the Seller or one of the Transferring Affiliates and the Buyer or one or more of its Affiliates in form and substance reasonably satisfactory to the Seller and the Buyer.

                  "Permit" means any permit, license, franchise, approval,
                   ------
certificate, consent, waiver, concession, exemption, variance, order, registration, filing, notice or other authorization of any Governmental Authority necessary for the Seller and the Transaction Affiliates to own, lease and operate the Transferred Assets and to carry on the Business as currently conducted.

                  "Permitted Encumbrance" means (a) statutory liens for
                   ---------------------
current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations of the Seller or any of its Affiliates that are not past due, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (c) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities applicable to the Business, the Transferred Assets, the Land or the premises subject to any Premises Lease and Services Agreement, (d) easements, covenants, rights-of-way and other similar restrictions of record,
(e) any conditions that may be shown by a current, accurate survey of any Building which has heretofore been provided by the Seller to the Buyer, and
(f) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Encumbrances that do not, and would not reasonably be expected to, materially interfere with the present use of the Transferred Assets in the Business taken as a whole.

                  "Person" means an individual, corporation, partnership,
                   ------
limited liability company, limited liability partnership, joint venture, syndicate, person, trust, incorporated or unincorporated association or organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

                  "PPC Permit" means the permit and all schedules to it issued
                   ----------
under Regulation 10 of the Pollution Prevention and Control Regulations (2000) by the Environmental Agency under permit number BR9715 to Solutia UK for the Newport Chemical Complex at Corporation Road, Newport Gwent dated January 1, 2004.

                  "Pre-Closing Inventory Statement" means the statement that
                   -------------------------------
sets forth the Seller's estimate of the Inventory Value as of immediately prior to the Closing Time, prepared by the Seller in accordance with Section 2.8(a).

                  "Pre-Closing Inventory Value" means the Inventory Value
                   ---------------------------
shown on the Pre-Closing Inventory Value Statement.

                  "Pre-Closing Offsite Disposal" means any offsite disposal of
                   ----------------------------
hazardous materials, or of any substances or wastes generated at or upon the Facility occurring prior to the Closing Time.

                  "Pre-Closing Onsite Contamination" means (a) any condition
                   --------------------------------
of soil, surface water or groundwater contamination in existence as of the Closing Time at, beneath, or emanating from, the Facility, (b) any additional contamination arising from passive migration of any such condition after the Closing Time, or (c) any additional contamination arising from any continuation of any ongoing releases of hazardous materials, substances or wastes which materials, substances or wastes were present and which release commenced prior to the Closing Time. For the avoidance of doubt, Pre-Closing Onsite Contamination shall not include any conditions of contamination to the extent arising from any Buyer Exacerbation.

                  "Pre-Closing Regulatory Violation" means any violation of
                   --------------------------------
regulatory requirements under Environmental Laws occurring or in existence at the Facility prior to the Closing Time, including without limitation any post-Closing continuation of any such pre-Closing violation. For the avoidance of doubt, Pre-Closing Regulatory Violation shall not include any such violation to the extent arising from any Buyer Exacerbation.

                  "Premises Lease and Services Agreements" means (i) the LLN
                   --------------------------------------
Lab Lease and Services Agreements and (ii) the US Lease and Services Agreement to be entered into by the Buyer and the Seller, substantially in the form of Exhibit D-2 hereto.
-----------

                  "Remedial Action" means any investigation, feasibility
                   ---------------
study, monitoring, testing, sampling, removal (including removal of underground storage tanks), restoration, clean-up, remediation, corrective action, closure, site restoration, remedial response or remedial work.

                  "Representatives" means, with respect to any Person, the
                   ---------------
officers, directors, employees, agents, accountants, advisors, bankers and other representatives of such Person.

                  "Return" means any return, declaration, report, statement,
                   ------
information statement and other document required to be filed with respect to Taxes.

                  "Sale Order" means an order entered by the Bankruptcy Court
                   ----------
substantially in the form attached as Exhibit C hereto or such other form of
                                      ---------
order as is reasonably acceptable to the Parties.

                  "Seller Entity" means the Seller or any Transaction
                   -------------
Affiliate and "Seller Entities" means, collectively, the Seller and the
               ---------------
Transaction Affiliates.

                  "Seller Environmental Liability" means any Environmental
                   ------------------------------
Liability to the extent attributable or relating to, resulting from, or caused by any (a) Pre-Closing Onsite Contamination, (b) Pre-Closing Offsite Disposal or (c) Pre-Closing Regulatory Violation, except in each case to the extent the facts or conditions underlying such Environmental Liability are exacerbated by any Buyer Exacerbation.

                  "SESA" means Solutia Europe S.A./N.V., a company organized
                   ----
under the laws of the Kingdom of Belgium.

                  "Shared Access Agreement" means that certain Shared Access
                   -----------------------
Agreement between Solutia UK and the Buyer or one of its Affiliates, substantially in the form of Exhibit D to the Lease and Operating Agreement.

                  "Solutia France" means Solutia Chemicals France SARL, a
                   --------------
company organized under the laws of the Republic of France.

                  "Solutia Germany" means Solutia Deutschland GmbH, a company
                   ---------------
organized under the laws of the Republic of Germany.

                  "Solutia Italy" means Solutia Italia Srl, a company organized
                   -------------
under the laws of the Republic of Italy.

                  "Solutia UK" means Solutia UK Limited, a company organized
                   ----------
under the laws of England and Wales.

                  "Subsidiary" means a Person (other than an individual) of
                   ----------
which another Person owns or controls directly or indirectly more than 50% of the stock, capital or other equity interests or more than 50% of the voting power providing the holders thereof, ordinarily and generally in the absence of contingencies, the right to vote for the election of directors, managers or Persons having similar rights and duties.

                  "Taxes" means any and all of the following imposed by any
                   -----
Governmental Authority: (i) taxes of any kind, including taxes based on gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property or capital stock, (ii) social security, national insurance, unemployment, disability, payroll, license, employee or other withholding and related contributions due in relation to the payment of compensation to employees and (iii) any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

                  "Trademark Assignment Agreement" means a Trademark
                   ------------------------------
Assignment Agreement between the Seller or one of the Transferring Affiliates and the Buyer and/or one or more of its Affiliates in form and substance reasonably satisfactory to the Seller and the Buyer.

                  "Transaction Affiliate" means an Affiliate of the Seller
                   ---------------------
that is a Transferring Affiliate and/or an Employee Affiliate.

                  "Transferring Affiliate" means an Affiliate of the Seller
                   ----------------------
that will be transferring Transferred Assets pursuant to this Agreement.

                  "Transition Services Agreement" means a transition services
                   -----------------------------
agreement substantially in the form attached hereto as Exhibit F hereto.
                                                       ----------------

                  "US" means the United States of America.
                   --

                  "US Business Employee" means any Business Employee employed
                   --------------------
in the US.

                  "US Contract" means a Contract to which the Seller or any
                   -----------
Debtor Affiliate is a party and that is (i) a Transferred Asset and (ii) an executory contract within the meaning of Section 365 of the Bankruptcy Code.

                  "US GAAP" means United States generally accepted accounting
                   -------
principles as in effect on the date hereof.

                  "US Intellectual Property" means Business Intellectual
                   ------------------------
Property of the Seller or any Debtor Affiliate.

                  "VAT" means any value added tax, including but not limited
                   ---
to the goods and services taxes in Australia, Canada and Singapore and consumption taxes in Japan.

         Section 1.2 Table of Definitions. The following terms have the
                     --------------------
meanings set forth in the Sections referenced below:

                  Definition                              Location
                  ----------                              --------

                  Acknowledgement.........................Section 5.23(a)
                  Acquired Entity.........................Section 5.14(b)(i)
                  Agreement...............................Preamble
                  Allocation Statement....................Section 6.3(a)
                  Arrangements............................Section 5.23(a)
                  Assumed Liabilities.....................Section 2.3
                  Bankruptcy Code.........................Recitals
                  Bankruptcy Court........................Recitals
                  Base Purchase Price.....................Section 2.7
                  Basket Amount...........................Section 8.5(b)(ii)
                  Books and Records.......................Section 2.1(h)
                  Break-Up Fee............................Section 5.9(c)(i)
                  Buildings...............................Section 2.1(b)
                  Business................................Recitals
                  Business Contracts......................Section 2.1(a)
                  Business Permits........................Section 2.1(g)
                  Buyer...................................Preamble
                  Buyer Indemnified Parties...............Section 8.2
                  Cap.....................................Section 8.5(b)(i)
                  Chapter 11 Case.........................Recitals

                  Definition                              Location
                  ----------                              --------

                  Closing.................................Section 2.9
                  Closing Date............................Section 2.9
                  Closing Time Receivables................Section 5.12(b)
                  COBRA Coverage..........................Section 5.6(b)(iii)
                  Competing Business......................Section 5.14(a)
                  Confidentiality Agreement...............Section 5.7(a)
                  De Minimis Business.....................Section 5.14(g)
                  Disclosing Party........................Section 2.8(c)
                  Disclosure Schedules....................Article III
                  Disputed Items..........................Section 2.8(c)
                  Dollar Equivalent.......................Section 10.14(b)
                  dollars, $, US$, US Dollars.............Section 10.14(a)
                  Escrow Fund.............................Section 5.21(a)
                  Escrow Termination Date.................Section 5.21(a)
                  Estimated Purchase Price................Section 2.8(a)(iii)
                  Excluded Assets.........................Section 2.2
                  Excluded Claims Rights..................Section 2.1(j)
                  Excluded Inventory......................Section 2.3(e)
                  Excluded Liabilities....................Section 2.4
                  Excluded Receivables....................Section 2.2(v)
                  Expense Reimbursement...................Section 5.9(c)(ii)
                  Financial Information...................Section 3.5(a)
                  Fluids Business.........................Recitals
                  Guarantee...............................Section 5.24
                  Guarantees..............................Section 5.10
                  HSR Act.................................Section 3.3(b)
                  Indemnified Party.......................Section 8.4(a)
                  Indemnifying Party......................Section 8.4(a)
                  Independent Accounting Firm.............Section 2.8(c)
                  Inventory...............................Section 2.1(f)
                  Losses..................................Section 8.2
                  Material Contracts......................Section 3.16(a)
                  Names...................................Section 5.11
                  New Plans...............................Section 5.6(b)(iv)
                  Non-Exclusive Contracts.................Section 2.1(k)
                  Non-Exclusive Interests.................Section 2.1(k)
                  Notice of Disagreement..................Section 2.8(b)(ii)
                  Old Plans...............................Section 5.6(d)
                  Party, Parties..........................Preamble
                  Past Service Credit.....................Section 5.6(b)(iv)
                  Pension Plans...........................Section 5.6(b)(i)
                  Potential Contributor...................Section 8.6
                  Proprietary Information.................Section 5.7(b)
                  Purchase Price..........................Section 2.7
                  Receivables Finalization Date...........Section 5.12(b)

                  Definition                              Location
                  ----------                              --------

                  Replacement Agreement...................Section 5.23(a)
                  Restricted Entities.....................Section 5.14(a)
                  Seller..................................Preamble
                  Seller Indemnified Parties..............Section 8.3
                  Seller Plan.............................Section 5.6(b)(i)
                  Special Provisions Order................Section 6.1(b)
                  Specified Excluded Liabilities..........Section 2.4
                  Tangible Personal Property..............Section 2.1(e)
                  Termination Date........................Section 9.1(c)
                  Third Party Claim.......................Section 8.4(a)
                  Transactions............................Recitals
                  Transfer Taxes..........................Section 6.2
                  Transferred Assets......................Section 2.1
                  Transferred Employee....................Section 5.6(a)(i)
                  Transferred Microsoft Licenses..........Section 2.1(l)
                  TUPE....................................Section 5.6(a)(ii)(4)

                                  ARTICLE II
                               PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Pursuant to Sections 363 and
                     ---------------------------
365 of the Bankruptcy Code, the Sale Order and any other orders of the Bankruptcy Court pertaining to the Transactions (provided that such Orders
                                                 --------
conform to the provisions of this Agreement and the Lease and Operating Agreement), upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall, and shall cause its applicable Affiliates to, sell, assign, transfer, convey and deliver to the Buyer (or such of its Affiliates as the Buyer may direct), free and clear of all Encumbrances (other than Permitted Encumbrances), all of the Seller's and such Affiliates' rights, title and interest as of the Closing Time in and to the Transferred Assets and the Buyer shall (or shall procure that its relevant Affiliates shall) purchase, acquire, accept and pay for the Transferred Assets and assume the Assumed Liabilities. "Transferred Assets" shall mean the rights, title and
                      ------------------
interest of the Seller and its Affiliates in and to the assets, buildings, properties and rights (wherever located, including in transit to the Seller and its Affiliates), whether tangible or intangible, used or held for use (except for assets described in Section 2.1(k) and Section 2.1(l)) exclusively in the Business (other than the Excluded Assets), as they exist at the Closing Time, as set forth below:

                  (a) all Contracts to which the Seller or any of its Affiliates is a party or by which the Seller or any of its Affiliates is bound that relate exclusively to the Business (the "Business Contracts"), including
                                              ------------------
all Contracts listed in Schedule 2.1(a) of the Disclosure Schedules;
                        ---------------

                  (b) the Seller's right, title and interest in and to (i) the structures, facilities or improvements located at the Newport Site and (ii) all utility, pipe and service lines and related facilities servicing or used in connection with operation on land at the Facility within the battery limit of the Facility but, in each of clauses (i) and (ii) above, only if used or held for use exclusively in the operation of the Business at the Newport Site and set forth in Schedule 3.12(a) of the Disclosure Schedules (the "Buildings"); provided
   ----------------                                   ---------    --------
that the Buildings transferred shall not extend below the top layer of soil of the Land and shall comprise only the relevant above-ground structure, facility or improvement (as appropriate) and the Seller shall retain all right, title and interest in the Land and the property, structures, facilities or improvements below the top layer of soil of the Land;

                  (c) all Business Intellectual Property;

                  (d) subject to Section 5.18, the net proceeds of insurance policies (other than proceeds of insurance provided by any Affiliate of the Seller, any captive insurer or any self-insurance program) to which the Seller or any of its Affiliates would otherwise be entitled with respect to any material tangible Transferred Asset that has been lost or damaged during the period commencing on the date hereof and ending on the Closing Date, that, and to the extent that, the Seller shall not have repaired or replaced on or prior to the Closing Date;

                  (e) all machinery, equipment, furniture, furnishings, parts, spare parts, vehicles, trailers and rolling stock and other tangible personal property owned by the Seller and its Affiliates which is used or held for use exclusively in the operation of the Business at the Newport Site and other locations set forth in Schedule 2.1(e) of the Disclosure Schedules (the
                       ---------------
"Tangible Personal Property"), including any of the foregoing listed in
 --------------------------
Schedule 2.1(e) of the Disclosure Schedules;
---------------

                  (f) all raw materials, work-in-progress, finished goods, supplies, packaging materials and other inventories owned by the Seller and its Affiliates and used or held for use exclusively in the operation of the Business (the "Inventory");
               ---------

                  (g) all Permits used or held for use by the Seller and its Affiliates exclusively in the operation of the Business but only if transferable or assignable and/or not required to be retained by the Seller or any of its Affiliates to enable the Seller or any of its Affiliates to comply with their obligations under any Ancillary Agreement or otherwise under any applicable Law (the "Business Permits");
                     ----------------

                  (h) subject to Section 6.1(h), all books of account, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals and customer and supplier correspondence owned by and in the possession of the Seller and its Affiliates relating exclusively to the Business (the "Books and Records");
                                           -----------------

                  (i) all credits, prepaid expenses, security deposits to the extent relating exclusively to the Business, and all prepayments or deposits in respect of orders or product to be shipped after the Closing;

                  (j) all rights to causes of action, lawsuits, judgments, claims and demands of any nature in favor of the Seller and its Affiliates (but excluding, in the case of the Seller and the Debtor Affiliates, any Avoidance Actions) to the extent relating exclusively to the Business or the assets described in clauses (a) through (i) above, including all rights under all third-party guarantees, warranties, indemnities and similar rights as to third parties held by or in favor of the

Seller and its Affiliates to the extent relating exclusively to the Business, except (x) to the extent any such rights are related to any Excluded Assets or relate to any Liability of the Seller or any of its Affiliates that is not an Assumed Liability and (y) for any rights of the Seller or any of its Affiliates to proceeds of any insurance policy other than those described in
Section 2.1(d) (the rights described in clause (x) and (y), the "Excluded
                                                                 --------
Claims Rights");
-------------

                  (k) subject to Section 5.23, all rights, title and interest of the Seller and its Affiliates in agreements set forth on Schedule 2.1(k)
                                                            ---------------
(the "Non-Exclusive Contracts") solely to the extent such agreements are
      -----------------------
related to the Business (such right, title and interest, the "Non-Exclusive
                                                              -------------
Interests"); and
---------

                  (l) a number of Microsoft Licenses equal to the number of Transferred Employees; provided that the Buyer or its Affiliate to which such licenses are transferred shall have accepted in writing, in form reasonably acceptable to the Seller and the Buyer, the applicable product use rights, use restrictions and limitations of liability set forth in the Microsoft Enterprise Agreement ("the "Transferred Microsoft Licenses").
                            ------------------------------

         Section 2.2 Excluded Assets. Notwithstanding anything contained
                     ---------------
in Section 2.1 to the contrary, the Seller is not selling, transferring or causing to be sold or transferred, and the Buyer is not purchasing or receiving, any assets other than those specifically listed or described in
Section 2.1, and without limiting the generality of the foregoing, the term "Transferred Assets" (including all assets listed in clauses (a) through (j) of Section 2.1) shall expressly exclude the following assets of the Seller and its Affiliates, all of which shall be retained by the Seller and its Affiliates, as the case may be (collectively, the "Excluded Assets"):
                                                   ---------------

                  (a) all of the cash and cash equivalents of the Seller and its Affiliates;

                  (b) the Land;

                  (c) originals of the corporate books and records, records of internal corporate proceedings, tax records, work papers and books and records of the Seller and its Affiliates that the Seller or any of its Affiliates is required by Law to retain; provided that copies of all such Books and Records
                           --------
described in Section 2.1(h) shall be made available to the Buyer as set forth in Sections 5.2(c) and 6.1(h);

                  (d) subject to Sections 5.2(d) and 6.1(h), all records that would otherwise constitute Books and Records, including accounting records (including records relating to Taxes) and internal reports relating to the business activities of the Seller or any of its Affiliates but that are not exclusively used in the Business;

                  (e) all rights in the names and marks, and any variation or derivation thereof, set forth in Schedule 2.2(e);
                                 ---------------

                  (f) all of the bank accounts of the Seller and its Affiliates;

                  (g) any interest in or right to any refund of Taxes relating to the Business, the Transferred Assets or the Assumed Liabilities for, or applicable to, any taxable period (or portion thereof) ending on or prior to the Closing Date;

                  (h) any insurance policies and rights, claims or causes of action thereunder;

                  (i) except as specifically provided in Section 5.6, any assets relating to any Employee Plan;

                  (j) (A) employment contracts of Business Employees (other than the European Business Employees and of employees specified on Schedule
                                                                   --------
2.2(j)), and (B) employee benefit programs of the Seller and its Affiliates
-------
(except to the extent required by the Directive), all as specified in Section
5.6;

                  (k) all software, computer equipment, computer programs and databases that (i) are not exclusively used or held for use exclusively in the operation of the Business or (ii) are exclusively used or held for use in the operation of the Business but are not transferable without cost to the Seller or any of its Affiliates (unless the Buyer pays for such transfer cost) as identified on Schedule 2.2(k) of the Disclosure Schedules, or are not
              ---------------
transferable without consent of a third party as identified on Schedule 2.2(k)
                                                               ---------------
of the Disclosure Schedules and which consent has not been granted;

                  (l) all Avoidance Actions and any amounts or other property received or receivable in any such actions;

                  (m) Environmental clean-up technology of the Seller and its Affiliates; however, the Buyer shall have the right to use any such environmental clean-up technology to effect any Remedial Action with respect to any Environmental Liability or Environmental Condition to the extent that both (i) the Seller and its Affiliates shall, upon notice and a reasonably opportunity to cure such failure, fail to effect any such Remedial Action in material violation of their obligations under this Agreement, the Ancillary Agreements and applicable Environmental Laws and Environmental Permits and
(ii) such use by the Buyer would not violate any Law or any Contract to which Seller or any of its Affiliates is a party;

                  (n) all utility, pipe and service lines and related facilities servicing or used in connection with operation on land at the Facility, unless and to the extent: (i) above ground, (ii) within the battery limit of the Facility and (iii) exclusively dedicated to the operation of the Business at the Newport Site;

                  (o) the Excluded Claims Rights;

                  (p) all deposits or refunds for or attributable to utility or other services or arrangements relating to the conduct of the Business for the period prior to the Closing Time;

                  (q) all personal property located at the general offices of the Seller or any of its Affiliates or any other office or laboratory of the Seller or any of its Affiliates not exclusively used or held for use in the Business;

                  (r) (i) information relating to the Seller's negotiations for the sale or other ownership arrangement of all or a portion of the Business and any other transaction with the Buyer or any third party that was interested in the Business, including bids received from third parties and analyses relating to the Business and (ii) any confidential information of any third party that is contained within records exclusively used or held for use in the operation of the Business and all other confidential information of third parties and that is subject to an obligation of confidentiality that is not assumed by the Buyer pursuant to this Agreement or for which consent for assumption by the Buyer is necessary but has not been obtained;

                  (s) the assets of the Seller and its Affiliates listed in
Schedule 2.2(s) of the Disclosure Schedules;
---------------

                  (t) all other assets, intellectual property (including patents, trade secrets, know-how, trade names, trademarks and copyrights), technology, contracts and other business materials and information of the Seller or any of its Affiliates or related to their respective businesses that are not exclusively used or held for use in the operation of the Business;

                  (u) all rights of the Seller under this Agreement and the Ancillary Agreements;

                  (v) all accounts receivable, notes receivable and other receivables due to the Seller and its Affiliates that arise out of the operation of the Business with respect to the period prior to the Closing, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto (the "Excluded Receivables"); and
                           --------------------

                  (w) all rights, claims and causes of action relating to any assets described in this Section 2.2(a) through (v) or any Excluded Liabilities.

         Section 2.3 Assumed Liabilities. In connection with the purchase and
                     -------------------
sale of the Transferred Assets pursuant to this Agreement, at the Closing, the Buyer shall (or shall procure that its relevant Affiliates shall) assume and shall agree to pay, discharge, perform or otherwise satisfy the following Liabilities of the Seller and its Affiliates relating to the Business (the "Assumed Liabilities"):
 -------------------

                  (a) except for Specified Excluded Liabilities, all Liabilities accruing, arising out of or relating to the conduct or operation of the Business or the ownership or use of the Transferred Assets from and after the Closing Date;

                  (b) [reserved];

                  (c) any Taxes to be paid by the Buyer (or its Affiliates) pursuant to Article VI and all other Taxes arising from or with respect to the Transferred Assets or the operation of the Business that are incurred in or attributable to any period, or any portion of any period, occurring after the Closing Date; it being understood that all Taxes arising from or with respect to the Transferred Assets or the operation of the Business for all periods and partial periods ending on or before the Closing shall be Excluded Liabilities (except as otherwise provided in this Agreement);

                  (d) subject to Section 2.5, all Liabilities of the Seller and its Affiliates under the Business Contracts and the Business Permits that accrue or are to be performed on or after, or in respect of periods following, the Closing Date, other than any Liability resulting from a breach by the Seller or any of its Affiliates of such Business Contracts or Business Permits prior to the

Closing, it being understood that Liabilities resulting from a breach by the Seller or any of its Affiliates of such Business Contracts prior to the Closing shall be Excluded Liabilities;

                  (e) all Liabilities with respect to Inventory that is a Transferred Asset and identified at the Joint Walk Through as Defective Inventory (the "Excluded Inventory");
                ------------------

                  (f) all Liabilities assumed by the Buyer (or any of its Affiliates) pursuant to Section 5.6; however, for the avoidance of doubt, the Buyer shall have no Liability with respect to the Solutia Inc. Employees Pension Plan or any other United States defined benefit plan or retiree medical plan;

                  (g) any Liability arising out of any violation of Law by the Buyer or any of its Affiliates, on or after the Closing; and

                  (h) all Buyer Environmental Liabilities.

         Section 2.4 Excluded Liabilities. Notwithstanding any other provision
                     --------------------
of Section 2.3 to the contrary, the Buyer is not assuming and the Seller shall, or shall cause its Affiliates to, retain, pay, perform or otherwise satisfy, all Liabilities other than the Assumed Liabilities (the "Excluded
                                                                  --------
Liabilities"), including the following:
-----------

                  (a) all Taxes arising from or with respect to the Transferred Assets or the operation of the Business that are incurred in or attributable to any period, or any portion of any period, ending on or prior to the Closing Date (except as otherwise provided in this Agreement);

                  (b) all Seller Environmental Liabilities;

                  (c) any Liability retained by the Seller and its Affiliates pursuant to Section 5.6 arising in respect of or relating to Business Employees or any Employee Plan; however, for the avoidance of doubt, the Buyer shall have no Liability with respect to the Solutia Inc. Employees Pension Plan or any other United States defined benefit plan or retiree medical plan;

                  (d) subject to the Buyer's obligations pursuant to Section 5.10, any indebtedness for borrowed money or guarantees thereof outstanding as of the Closing Time;

                  (e) any Liability resulting from a breach by the Seller or any of its Affiliates of any Business Contract or Business Permit prior to the Closing;

                  (f) any Liability or obligation to the extent relating to an Excluded Asset;

                  (g) any Liability arising out of any violation of Law by the Seller Entities prior to the Closing other than the Assumed Liability described in Section 2.3(g);

                  (h) any Actions arising out of actions or omissions of the Seller Entities or the directors, officers, employees or agents of the Seller or its Affiliates occurring prior to the Closing;

                  (i) any Liability retained by the Seller and its Affiliates pursuant to Section 5.6;

                  (j) all Cure Costs; and


                  (k) subject to Section 5.22, all Liabilities arising from products manufactured, marketed, distributed, sold or serviced by the Business prior to the Closing Date, including product liability and negligence claims and liabilities and claims for refunds, adjustments, allowances, repairs, exchanges, returns and warranty or similar claims (but excluding in all cases Excluded Inventory).

(the Excluded Liabilities described in clauses (a) through (k) above, subject to the immediately following sentence, the "Specified Excluded Liabilities").
                                            ------------------------------
Neither the Seller nor any of its Affiliates shall have any Liability under this Agreement or any Ancillary Agreement to the extent any such Liability arises out of, is based on or related to any action or omission of the Buyer and its Affiliates or any of their respective directors, officers, employees, agents or any other Person after the Closing and such Liabilities shall not be Specified Excluded Liabilities or Excluded Liabilities.

         Section 2.5 Assignment and Assumption; Cure Costs.
                     -------------------------------------

                  (a) At such time as is specified in the Sale Order, this Agreement and any other orders of the Bankruptcy Court (provided that such
                                                        --------
Orders conform to the provisions of this Agreement and the Lease and Operating Agreement), the Seller shall assign, or shall cause Debtor Affiliates to assign, to the Buyer the US Contracts pursuant to Section 365 of the Bankruptcy Code, and the Buyer shall assume from the Seller and such Debtor Affiliates the obligations of the Seller and the Debtor Affiliates under the US Contracts required to be performed subsequent to the Closing.

                  (b) The Seller shall pay the Cure Costs as and when finally determined by the Bankruptcy Court pursuant to the procedures set forth in the Sale Order or any other applicable order of the Bankruptcy Court. To the extent that any counterparty to a to-be-assumed and assigned US Contract files an objection to the Transactions or the Buyer's obligation to pay the Cure Costs, the Seller will provide the Buyer with copies of all filings filed with the Bankruptcy Court relating to such objection. The Seller, in its sole discretion, may elect to oppose such objection or enter into a compromise with such counterparty; provided that any opposition to the objection or
                   --------
compromise, or lack thereof, shall not reduce the Purchase Price or relieve the Buyer from its obligation to consummate the Transactions at Closing.

         Section 2.6 Consents to Certain Assignments.
                     -------------------------------

                  (a) To the maximum extent permitted by the Bankruptcy Code, the US Contracts and the rights of the Seller and Debtor Affiliates to US Intellectual Property shall be assumed and assigned to the Buyer pursuant to
Section 365 of the Bankruptcy Code as of the Closing Date or such other date as specified in the Sale Order, any other order of the Bankruptcy Court or this Agreement (provided that such Orders conform to the provisions of this
                --------
Agreement and the Lease and Operating Agreement), as applicable.

                  (b) Subject to Section 2.6(a), notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, this Agreement and the Ancillary Agreements shall not constitute an agreement to transfer or assign any Transferred Asset or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the Consent of a third party, would constitute a breach or other contravention under any agreement, contract or Law to which the Seller or any Affiliate of the Seller is a party or by which it is bound, or in any way adversely affect the rights of the Seller or any of its Affiliates or, upon transfer, the Buyer under such Transferred Asset, claim, right or benefit. The Seller shall use (and shall cause other relevant Seller Entities to use) its commercially reasonable efforts to obtain any Consents required to assign to the Buyer any Transferred Asset that requires the Consent of a third party and the Buyer shall cooperate with the Seller in obtaining any such Consents; provided, however, that this
                                                --------  -------
Section 2.6(a) shall not be applicable to the transfer of any Non-Exclusive Interest, with respect to which Section 5.23 shall govern. Notwithstanding the foregoing, the Seller shall not be obligated to make any payments to obtain any Consent except for (i) the payment of its own expenses, (ii) the reimbursement of reasonable out-of-pocket expenses of other parties to the Business Contracts that require Consent for assignment to the Buyer, and (iii) the Cure Costs. Without limiting the foregoing, if any such Consent is not obtained prior to the Closing, if requested by the Buyer, the Seller and the Buyer shall cooperate (at the expense of the Buyer) in any lawful and commercially reasonable arrangement mutually agreed upon by the Seller and the Buyer under which the Buyer shall receive (without infringing upon the legal rights of any third party or violating any applicable Law) the economic claims, rights and benefits (net of the amount of any related Tax costs imposed on the Seller and its Affiliates) under the asset, claim or right with respect to which the required consent or waiver has not been obtained; provided that the Buyer shall assume any related economic burden (including
--------
the amount of any related Tax costs imposed on the Seller and its Affiliates) with respect to the asset, claim or right subject to such arrangement and provided, further, that the Buyer shall indemnify the Seller Indemnified
--------  -------
Parties with respect to any Losses incurred by any Seller Indemnified Party in connection with such arrangement, to which arrangements the Seller and the Buyer shall have agreed.

         Section 2.7 Purchase Price. The aggregate purchase price (the
                     --------------
"Purchase Price") for the Transferred Assets shall be US$67,000,000 (the "Base
 --------------                                                           ----
Purchase Price"), MINUS the Normalized Working Capital, PLUS Final Inventory
--------------
Value.

         Section 2.8 Inventory Value Adjustment.
                     --------------------------

                  (a) Closing Date Inventory Value Calculation.
                      ----------------------------------------

                      (i) Not earlier than ten (10) Business Days and no later than three (3) Business Days prior to the Closing Date, the parties shall use commercially reasonable efforts to conduct a joint inventory of Inventory located at the locations set forth on Schedule 2.8(a)(i) of the Disclosure
                                      ------------------
Schedules, which inventory shall include physical identification of Inventory and identification of Defective Inventory.

                      (ii) Not later than two (2) Business Days prior to the Closing, the Seller shall prepare and deliver to the Buyer the Pre-Closing Inventory Value Statement. The Pre-Closing Inventory Value Statement shall be prepared in a manner consistent with the Accounting Principles. The Seller shall derive the Pre-Closing Inventory Value from the Pre-Closing Inventory Value Statement, and shall deliver such Pre-

Closing Inventory Value calculation to the Buyer together with the Pre-Closing Inventory Value Statement.

                      (iii) The "Estimated Purchase Price" shall be an amount
                                 ------------------------
equal to the Base Purchase Price, MINUS the Normalized Working Capital, PLUS the Pre-Closing Inventory Value.

                  (b) Final Inventory Value Adjustment.
                      --------------------------------

                      (i) Within sixty (60) days following the Closing Date, the Seller shall deliver to the Buyer the Final Inventory Value Statement. The Final Inventory Value Statement shall be prepared in a manner consistent with the Accounting Principles. The Seller shall derive the Final Inventory Value from the Final Inventory Value Statement, and shall deliver such calculation together with the Final Inventory Value Statement to the Buyer. The Buyer shall cause its employees and employees of the Business to assist the Seller and its Representatives in the preparation of the Final Inventory Value Statement and shall provide the Seller and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Buyer.

                      (ii) After receipt of the Final Inventory Value Statement, the Buyer shall have thirty (30) days to review the Final Inventory Value Statement. The Seller shall cooperate with the Buyer and its Representatives to provide them with any information used in preparing the Final Inventory Value Statement reasonably requested by the Buyer and its Representatives and reasonably available to the Seller. The Final Inventory Value Statement shall become final and binding on the thirtieth (30th) day following the delivery thereof, unless prior to the end of such period, the Buyer delivers to the Seller a written notice of its disagreement ("Notice of
                                                                    ---------
Disagreement") specifying the nature and amount of any disputed item and
------------
accompanied by a certificate of the Buyer's auditors stating that they concur with each of the positions taken by the Buyer in the Notice of Disagreement. The Buyer shall be deemed to have agreed with all items and amounts in the Final Inventory Value Statement not specifically identified as a disputed item in the Notice of Disagreement, and such undisputed items shall be deemed final and binding and shall not be subject to review in accordance with Section 2.8(c). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts reflected on the Final Inventory Value Statement not being calculated in accordance with the Accounting Principles.

                  (c) Resolution of Notice of Disagreement. During the twenty
                      ------------------------------------
(20) Business Day period following delivery of a Notice of Disagreement by the Buyer to the Seller, the Parties in good faith shall seek to resolve in writing any differences that they may have with respect to the disputed items specified therein (the "Disputed Items"). During such twenty (20) Business Day
                        --------------
period, the Buyer shall cooperate with the Seller and its Representatives to provide them with any information used in preparing the Notice of Disagreement reasonably requested by the Seller or its Representatives and reasonably available to the Buyer. Any Disputed Items resolved in writing between the Buyer and the Seller within such twenty (20) Business Day period shall be final and binding with respect to such items, and if the Seller and the Buyer agree in writing on the resolution of each Disputed Item and the amount of the Final Inventory Value, the amount so determined shall be final and binding on the Parties for all purposes hereunder. If the Seller and the Buyer have not resolved all such differences by the end of such twenty
(20) Business Day period, the Seller and the Buyer shall jointly submit, in writing, to a mutually acceptable internationally recognized independent public accounting firm (the "Independent Accounting Firm"), all Disputed Items
                             ---------------------------
remaining in dispute. The Parties shall deliver to the Independent Accounting Firm a written brief from each Party detailing its views as to the correct nature and amount of each Disputed Item remaining in dispute and the amount of the Final Inventory Value. The Independent Accounting Firm shall make a written determination as to each such Disputed Item and the amount of the Final Inventory Value, which determination shall be final and binding on the Parties for all purposes hereunder. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.8. The Independent Accounting Firm shall be Ernst & Young LLP or, if such firm is unable or unwilling to act, such other internationally recognized independent public accounting firm as shall be agreed in writing by the Seller and the Buyer. The Seller and the Buyer shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within twenty (20) Business Days following the submission thereof. The Independent Accounting Firm shall be authorized to resolve only those Disputed Items remaining in dispute between the Parties in accordance with the provisions of this Section 2.8 within the range of the difference between the Buyer's position with respect thereto and the Seller's position with respect thereto. Judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 10.9. The costs of any dispute resolution pursuant to this Section 2.8(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Parties in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review by such Representatives of the Final Inventory Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by such Party. The Parties agree that all information, documents and other materials prepared or disclosed by a Party (the "Disclosing Party") in
                                                       ----------------
connection with the processes described in this Section 2.8 will be exchanged as part of an offer of compromise and shall not be used (or requested to be provided, whether through discovery or otherwise) by the other Party in
--------
connection with any proceeding by such other Party or any of its Affiliates against the Disclosing Party or any of its Affiliates, including any proceedings pursuant to Article VIII.

                  (d) Final Settlement. Within three (3) Business Days after
                      ----------------
the final determination of the Final Inventory Value pursuant to the provisions of this Section 2.8, the following amounts, if any, shall be paid by wire transfer of US Dollars in immediately available funds to such account or accounts as may be designated in writing by the Party entitled to such payment at least five (5) Business Days prior to such payment date:

                      (i) if the Final Inventory Adjustment Amount is positive, the Buyer shall pay to the Seller an amount equal to the Final Inventory Adjustment Amount; and

                      (ii) if the Final Inventory Adjustment Amount is negative, the Seller shall pay to the Buyer an amount equal to the absolute value of the Final Inventory Adjustment Amount.

                  (e) Interest. Amounts to be paid pursuant to Section 2.8(d)
                      --------
shall bear interest from the Closing Date to the date of such payment at a rate equal to LIBOR Rate on the date of payment, which interest shall be payable by wire transfer of US Dollars by the Party making the payment pursuant to Section 2.8(d) concurrently with such payment.

         Section 2.9 Closing. Unless this Agreement shall have been terminated
                     -------
and the Transactions contemplated herein shall have been abandoned pursuant to
Article IX, the sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Gibson, Dunn & Crutcher
                -------
LLP, 200 Park Avenue, New York, New York, US at 10:00 a.m. New York time on the last Business Day of the calendar month in which all conditions to the obligations of the Parties set forth in Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date) are first satisfied, or, to the extent permitted by applicable Law, waived, or at such other place or at such other time or on such other date as the Seller and the Buyer mutually may agree upon in writing. The day on which the Closing takes place is referred to as the "Closing Date". The
                                                        ------------
Closing shall be deemed effective as of the Closing Time.

         Section 2.10 Closing Deliveries. At the Closing:
                      ------------------

                  (a) the Buyer shall deliver to the Seller:

                      (i) an amount equal to the Estimated Purchase Price, less the Escrow Amount, in immediately available funds in US Dollars by wire transfer to a bank account(s) designated in writing by the Seller to the Buyer at least five (5) Business Days prior to the Closing Date;

                      (ii) an acknowledgment from the Escrow Agent of receipt of the Escrow Amount in the form of Exhibit A to the Escrow Agreement;

                      (iii) a certificate, dated as of the Closing Date, of the Secretary or another authorized person of the Buyer, certifying the resolutions authorizing the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and as to incumbency of the Persons that have executed this Agreement or will execute the Ancillary Agreements on behalf of the Buyer; and

                      (iv) all of the documents required to be delivered by the Buyer pursuant to Section 7.2.

                  (b) the Buyer shall deliver to the Escrow Agent the Escrow Amount to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement; and

                  (c) the Seller shall deliver to the Buyer:

                      (i) certificate(s), dated as of the Closing Date, of the Secretary or Assistant Secretary of the Seller certifying as to incumbency of the Persons that have executed this Agreement or will execute the Ancillary Agreements on behalf of the Seller;

                      (ii) a certificate of "good standing" or similar certification with respect to the Seller issued by the Secretary of State or similar official of the jurisdiction in which the Seller is organized;

                      (iii) evidence of release of the Encumbrances on the Transferred Assets pursuant to the DIP Agreement and the Euro Financing Documents, all solely to the extent that the Sale Order does not authorize the transfer of the Transferred Assets free and clear of such Encumbrances; and

                      (iv) all of the documents required to be delivered by the Seller pursuant to Section 7.3.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

         Except as set forth in the Disclosure Schedules attached hereto (collectively, the "Disclosure Schedules"), the Seller hereby represents and
                    --------------------
warrants to the Buyer as follows and acknowledges that the Buyer is relying upon such representations and warranties in connection with the execution of this Agreement and the Ancillary Agreements and the consummation of the
Transactions:

         Section 3.1 Organization and Qualification. Each Seller Entity is a
                     ------------------------------
company duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and (in the case of the Seller and the Debtor Affiliates, pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code and other applicable orders of the Bankruptcy Court and subject to the limitations imposed on the Seller and the Debtor Affiliates as a result of having filed a petition for relief under the Bankruptcy Code) has all requisite corporate or similar power and authority to own, use, lease and operate the Transferred Assets and operate the Business as now owned, used, leased and operated and to carry on the Business as now being conducted. Each Seller Entity is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where the ownership or operation of the Transferred Assets or the conduct of the Business makes such qualification or licensing necessary, except in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 3.2 Authority.
                     ---------

                  (a) Subject to the entry of the Sale Order as a Final Order and such other authorization as may be required by the Bankruptcy Court in the case of the Seller and the Debtor Affiliates, (i) each Seller Entity has full corporate power and authority to execute and deliver this Agreement (in the case of the Seller) and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions and (ii) this Agreement (in the case of the Seller) and each of the Ancillary

Agreements to which a Seller Entity will be a party and the consummation by the Seller of the Transactions and by such Seller Entity of the Transactions contemplated thereby have been (and, in the case of the Seller Entities other than the Seller, will be on or prior to the Closing) duly and validly authorized by the relevant Seller Entity and no other corporate action or proceeding by the Seller or any Debtor Affiliate is necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller.

                  (b) Subject to the entry of the Sale Order as a Final Order and such other authorization as may be required by the Bankruptcy Court (in the case of the Seller and the Debtor Affiliates) and assuming this Agreement and each Ancillary Agreement constitutes the legal, valid and binding agreement of the other parties hereto and thereto, (i) this Agreement has been duly executed and delivered by the Seller and upon their execution each of the Ancillary Agreements to which a Seller Entity will be a party will have been duly executed and delivered by such Seller Entity and (ii) this Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms and upon their execution and delivery by the applicable Seller Entity each of the Ancillary Agreements to which a Seller Entity will be a party will constitute the legal, valid and binding obligations of such Seller Entity, enforceable against such Seller Entity in accordance with their respective terms, except in each case as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 3.3 No Conflict; Required Filings and Consents.
                     ------------------------------------------

                  (a) Except as set forth in Schedule 3.3(a) of the Disclosure
                                             ---------------
Schedules, and subject to the entry of the Sale Order as a Final Order such other authorization as may be required by the Bankruptcy Court (in the case of the Seller and Debtor Affiliates), the execution, delivery and performance by the Seller of this Agreement and by any Seller Entity of each of the Ancillary Agreements to which such Seller Entity will be a party, and the consummation of the Transactions, do not and will not:

                      (i) conflict with or violate the certificate of incorporation or bylaws (or other equivalent organizational document) of any Seller Entity;

                      (ii) conflict with or violate any Law applicable to any Seller Entity, the Business or any of the Transferred Assets or by which any Seller Entity, the Business or any of the Transferred Assets may be bound or affected;

                      (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Material Contract; or

                      (iv) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrance) on any Transferred Asset;

except, in the case of clause (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

                  (b) Except as set forth in Schedule 3.3(b) of the Disclosure
                                             ---------------
Schedules, no Seller Entity is required to file, seek or obtain any Consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Seller of this Agreement and by the Seller Entities of each of the Ancillary Agreements to which the relevant Seller Entities will be a party or the consummation of the Transactions or in order to prevent the termination of any right, privilege, license or qualification of the Business, except for (i) any filings required to be made with the Bankruptcy Court with respect to the approval of the Bidding Procedures Order, the Sale Order or otherwise with respect to the Transactions, (ii) any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other filings under applicable competition
              -------
antitrust or similar law in all applicable jurisdictions, (iii) where failure to obtain such Consent, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as may be necessary as a result of any facts or circumstances relating to the Buyer or any of its Affiliates.

         Section 3.4 Title to Transferred Assets. Subject to the entry of the
                     ---------------------------
Sale Order as a Final Order (in the case of the Seller and the Debtor Affiliates), the Persons set forth in Schedule 3.4 of the Disclosure Schedules
                                      ------------
have good and valid title to the Transferred Assets. This representation and warranty does not apply to Buildings and Business Intellectual Property, which matters are covered exclusively in Sections 3.12 and 3.13.

         Section 3.5 Financial Information.
                     ---------------------

                  (a) Schedule 3.5(a) of the Disclosure Schedules sets forth
                      ---------------
certain unaudited financial data, specifically (i) the statements of income and cash flow of the Business for the years ended December 31, 2005 and December 31, 2006 and (ii) a balance sheet of the Business dated as of December 31, 2005 and December 31, 2006 (together, the "Financial
                                                        ---------
Information").
-----------

                  (b) The Financial Information has been derived (and the Interim Financial Information will be derived) from the accounting books and records of the Seller and its Affiliates, and is (and in the case of the Interim Financial Information will be) accurate and is (and in the case of the Interim Financial Information will be) fairly presented for the respective periods covered thereby or then ended, in each case in all material respects, except as otherwise provided (or in the case of the Interim Financial Information will be provided) in the Financial Information or such Interim Financial Information and subject, in the case of the Interim Financial Information, to normal and recurring year-end adjustments, that will not individually or in the aggregate be material. Except as set forth in Schedule
                                                                     --------
3.5(b)-1 of the Disclosure Schedules, the accounting standards used in
--------
preparing the Financial Information are (and in the case of the Interim Financial Information will be) in accordance with the standards applied by the Seller in preparing its consolidated financial statements filed with the U.S. Securities and Exchange Commission and the Bankruptcy Court. Except as set forth in Schedule 3.5(b)-2, the Financial Information does not (and the
         -----------------
Interim Financial Information will not) include any assets or Liabilities or the results of operations or income other than those of the Business, the Transferred Assets and the Liabilities related thereto. A claim under Section 8.2(a) with respect to any breach of this Section 3.5(b) shall be the exclusive remedy of the Buyer Indemnified Parties with respect to any claim based on or arising out of the level of accuracy or completeness of the Interim Financial Information.

         Section 3.6 Absence of Certain Changes or Events.
                     ------------------------------------

                  (a) Except as set forth in Schedule 3.6(a) of the Disclosure
                                             ---------------
Schedules, (i) during the period commencing on December 31, 2006 and ending on the date hereof, the Seller Entities have conducted the Business, in all material respects, in the Ordinary Course of Business and (ii) since December 31, 2006, there has not occurred any Material Adverse Change or Material Adverse Effect. The Buyer acknowledges that there may be disruption to the operation of the Business as a result of the announcement by the Seller of its intention to sell the Business (and there may be further disruption to the Business as a result of the execution of this Agreement, including as a result of the identity of the Buyer, and the consummation of the Transactions), and the Buyer agrees that any such disruptions do not and shall not constitute a breach of this Section 3.6.

                  (b) Except as set forth in Schedule 3.6(b) of the Disclosure
                                             ---------------
Schedule, or as expressly contemplated by this Agreement or the Ancillary Agreements, during the period commencing on December 31, 2006 and ending on the date hereof, neither the Seller nor any Transferring Affiliates: (i) has terminated, modified or cancelled any Material Contract (for the avoidance of doubt, this Section 3.6(b) shall not apply to any expiration of any Material Contract in accordance with its scheduled term), (ii) suffered any damage, destruction or loss, whether or not covered by insurance, of any Transferred Assets in excess of $200,000 per accident or event, (iii) made any material change in its accounting practices, procedures or methods with respect to the Business or (iv) committed to do any of the foregoing described in clauses (i) or (iii) above.

         Section 3.7 Compliance with Law; Permits. Except as set forth in
                     ----------------------------
Schedule 3.7 of the Disclosure Schedules:
------------

                  (a) since December 31, 2004, the Business has been conducted in compliance with all applicable Laws, except for any non-compliance that would not reasonably be expected to have a Material Adverse Effect; and

                  (b) the Seller Entities are in possession of all material Permits, which material Permits are listed in Schedule 3.7(b) of the
                                              ---------------
Disclosure Schedules.

No representation or warranty is made under this Section 3.7 with respect to ERISA, labor, or employment matters, Taxes or environmental matters, which are covered exclusively by Sections 3.9, 3.10, 3.14 and 3.15, respectively.

         Section 3.8 Litigation. Other than the Chapter 11 Case and except as
                     ----------
set forth on Schedule 3.8-1 of the Disclosure Schedules, and proceedings
             --------------
related thereto, as of the date hereof, there is no Action by or against any Seller Entities in connection with the Business or otherwise relating to the Transferred Assets or seeking to enjoin the Transactions pending or, to the Knowledge of the Seller, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or any Ancillary Agreement or the consummation of the

Transactions. No Seller Entity has received (i) any subpoena against such Seller Entity or (ii) any written notice of any investigation or inquiry by any Governmental Authority, in each case in connection with the Business or otherwise with respect to the Transferred Assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Avoidance Actions that the Seller and the Debtor Affiliates have asserted against any current customer or supplier of the Business set forth on Schedule
                                                                      --------
3.17 of the Disclosure Schedules are listed on Schedule 3.8-2 of the
----                                           --------------
Disclosure Schedules.

         Section 3.9 Employee Plans.
                     --------------

                  (a) With respect to the Employee Plans: (i) no event has occurred and, to the Knowledge of the Seller, there exists no condition or set of circumstances in connection with which the Seller or any of its Affiliates, the Business or the Buyer could be subject to any material liability under the terms of such Employee Plan, ERISA or the Code, (ii) to the Knowledge of the Seller, each of the Employee Plans (and each related trust or insurance contact) has been operated and administered in all material respects in accordance with applicable Law and administrative or governmental rules and regulations, including ERISA and the Code and (iii) each Employee Plan intending to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to such qualification from the IRS and, to the Knowledge of the Seller, no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification.

                  (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Employee Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of
Section 4001(a)(15) of ERISA) for which the Seller or any of its Affiliates, the Business or the Buyer would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

         Section 3.10 Labor and Employment Matters. Except as set forth in
                      ----------------------------
Schedule 3.10 of the Disclosure Schedules, neither the Seller nor any of its
-------------
Affiliates is a party to any labor or collective bargaining contract that pertains to any Business Employees. European Business Employees benefit from the collective bargaining agreements as set forth in Schedule 3.10 of the
                                                     -------------
Disclosure Schedules. To the Knowledge of the Seller, (i) there are no organizing activities, trade union recognition agreements or collective bargaining arrangements that could affect the Business pending or under discussion with any labor organization, trade union, employee representative or Business Employees and (ii) there are no lockouts, strikes, slowdowns or work stoppages pending or threatened by or with respect to any Business Employees that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (x) there is no unfair labor practice, charge or complaint pending or, to the Knowledge of the Seller, threatened against the Group or the Business with respect to the Business Employees, (y) there are no discrimination charges or administrative claims of the Business Employees pending or, to the Knowledge of the Seller, threatened against the Business by or before any Governmental Authority, and (z) there are no current Occupational Safety and Health Administration investigations or citations pending or, to the Knowledge of the Seller, threatened with respect to the Business Employees, the Business or the Transferred Assets.

         Section 3.11 Capital Expenditures. Schedule 3.11 of the Disclosure
                      --------------------  -------------
Schedules lists all contracts and commitments of the Seller and its Affiliates (that will constitute Transferred Assets or Assumed Liabilities) in existence as of the date hereof, for future capital projects of expenditures or the future acquisition or construction of fixed assets involving more than $250,000.

         Section 3.12 Buildings and Lease and Operating Agreement.
                      -------------------------------------------

                  (a) Schedule 3.12(a) of the Disclosure Schedules sets forth
                      ----------------
a description of each of the Buildings owned by the Seller and the Transferring Affiliates that is used exclusively in the Business. Solutia UK has good and valid title to all the Buildings, free and clear of all Encumbrances, other than Permitted Encumbrances and any such exceptions that do not materially impair and would not, individually or in the aggregate, reasonably be expected to impair materially the operation of the Business in such Buildings.

                  (b) Except as set forth in Schedule 3.12(b) of the
                                             ----------------
Disclosure Schedules, Solutia UK has good and valid title to the Land, free and clear from all Encumbrances, other than Permitted Encumbrances and any such exceptions that do not materially impair and would not, individually or in the aggregate, reasonably be expected to impair materially the operation of the Business on such Land.

                  (c) Except as set forth in Schedule 3.12(c) of the
                                             ----------------
Disclosure Schedules, to the Knowledge of the Seller, as of the date hereof, no fact or circumstance exists with respect to the Land that would reasonably be expected to impair materially the operation of the Business on the Land immediately following the Closing.

         Section 3.13 Intellectual Property. Schedule 3.13-1 of the Disclosure
                      ---------------------  ---------------
Schedules sets forth a true and complete list of all patents and pending patent applications, registered trademarks or service marks and pending applications to register any trademarks or service marks, and registered copyrights and pending applications for registration of copyrights, and domain names, in each case, that are included in the Business Intellectual Property. Except for any Intellectual Property that will be provided under the Transition Services Agreement or the Lease and Operating Agreement, or is separately identified in Schedule 3.13-2 of the Disclosure Schedules, the
                         ---------------
Business Intellectual Property and the Intellectual Property licensed under Business Contracts constitute all of the Intellectual Property owned by or licensed to the Seller or any Affiliate of the Seller that is used in the conduct of the Business. Except as provided in Schedule 3.13-3 of the
                                               ---------------
Disclosure Schedules, there is no pending before any Governmental Authority or, to the Knowledge of the Seller, threatened in writing, any claim against the Seller or any Affiliate of the Seller contesting the validity, enforceability, or the use or ownership by or of the Seller or any Transferring Affiliate of any Business Intellectual Property or that the conduct of the Business, including the use or exploitation of any Business Intellectual Property in connection therewith, infringes or misappropriates the Intellectual Property of any third party in any material respect, and the Seller is aware of no basis for the assertion of any such claims, which claims, if made, would reasonably be expected to have a Material Adverse Effect.

         Section 3.14 Taxes. Except as set forth in Schedule 3.14 of the
                      -----                         -------------
Disclosure Schedules:

                  (a) Since January 1, 2000, (i) each of the Seller Entities has complied in all material respects with all Laws in relation to the Business concerning Taxes and the payments thereof, including VAT, PAYE and National Insurance contributions including the making on time of accurate Tax returns and payments and the proper maintenance and preservation of records, and (ii) no Seller Entity has been assessed any penalty, or received any written notice or warning regarding the same.

                  (b) No Seller Entity is involved in any dispute, or is the subject of any enquiries, with the IRS, HM Revenue & Customs or any other appropriate fiscal or social security body, whether of the US, the United Kingdom or any other jurisdiction where the Business is operated, concerning any matter reasonably likely to affect the Business or the Transferred Assets in any way other than routine enquiries in the Ordinary Course of Business that are not material to the Business.

                  (c) All documents that are related to the Transferred Assets (other than those which have ceased to have any legal effect or that are not required by applicable Law to be stamped) to which a Transferring Affiliate is a party have been duly stamped, except for any failure to stamp as would not reasonably be expected to have a Material Adverse effect.

                  (d) The Seller Entities that are organized in a jurisdiction that is subject to VAT is registered for VAT or is a taxable person for the purposes of the VAT Act 1994 and other applicable legislation.

         Section 3.15 Environmental Matters.
                      ---------------------

                  (a) Except as set forth in Schedule 3.15(a) of the
                                             ----------------
Disclosure Schedules:

                      (i) With respect to the Business, the Transferred Assets, the Newport Site, the Land, the Buildings and the Facility, to the Knowledge of the Seller, the Seller and its Affiliates have materially complied, and are in material compliance, with all Environmental Laws.

                      (ii) Without limiting the generality of the foregoing, to the Knowledge of the Seller, the Seller and its Affiliates have obtained and complied, and are in compliance, with all material Environmental Permits, and there are no conditions, facts or circumstances which are reasonably likely to result in any such material Environmental Permits being revoked, suspended, withdrawn or not renewed.

                      (iii) There are no Environmental Claims pending and notified in writing to the Seller or, to the Knowledge of the Seller, threatened against the Seller or any of its Affiliates in connection with the conduct or operation of the Business or the ownership of use of the Transferred Assets, except for any such claims as would not reasonably be expected to have a Material Adverse Effect.

                      (iv) To the Knowledge of the Seller as of the date of this Agreement, none of the Operator under the Lease and Operating Agreement, the Seller and other Transferred Affiliates, the Buyer or the Business is, or is likely to be, required under any Environmental Law or Environmental Permit to incur any expenditure greater than US$100,000 or to desist from taking any action, or to incur any cost greater than US$100,000 or be required to desist from taking any action (A) arising from or in connection with the improvement conditions in its PPC Permit, or bringing the Business into compliance with Environmental Laws and Environmental Permits, or bringing the Business into compliance with the COMAH Requirements, or bringing the Business into compliance with the Control of Asbestos at Work Regulations 2002, in each case to the extent there is an actual non-compliance as of the date of this Agreement or (B) as a result of the drain replacement that is ongoing at the Facility.

                  (b) The representations and warranties contained in this
Section 3.15 are the only representations and warranties being made with respect to compliance with or Liability under Environmental Laws or with respect to any environmental matter related to the Business, the Transferred Assets, the Newport Site, the Land, the Buildings or the Facility or the past or current ownership or operation thereof.

         Section 3.16 Material Contracts.
                      ------------------

                  (a) Schedule 3.16(a) of the Disclosure Schedules lists each
                      ----------------
of the following written Business Contracts (such Business Contracts set forth in Schedule 3.16(a) of the Disclosure Schedules being the "Material
   ----------------                                        --------
Contracts"):
---------

                      (i) all Business Contracts that provide for payment or receipt by the Seller or any of its Affiliates in connection with the Business of more than $1.5 million per calendar year, including any such Business Contracts with customers;

                      (ii) all Business Contracts that limit or purport to limit the ability of the Business to compete in any line of business or with any Person or in any geographic area or during any period of time; and

                      (iii) all joint venture, partnership or similar Business Contracts.

                  (b) Except as set forth in Schedule 3.16(b) of the
                                             ----------------
Disclosure Schedules, and subject to the entry of the Sale Order as a Final Order (in case of any Business Contract to which the Seller is party), each Material Contract (i) is, on the date hereof, valid and binding on the Seller and its Affiliates party thereto and, to the Knowledge of the Seller, the counterparties thereto, and is in full force and effect and (ii) shall continue in full force and effect upon consummation of the Transactions, except to the extent that any consents set forth in Schedule 3.3(b) of the
                                                    ---------------
Disclosure Schedules are not obtained. Except as set forth in Schedule 3.16(b)
                                                              ----------------
of the Disclosure Schedules neither the Seller nor any other Seller Entity is in material breach of, or material default under, any Material Contract to which such Seller Entity is a party, and no event has occurred, which with notice and/or lapse of time, would constitute a material default by any Seller Entity or, to the Knowledge of the Seller, any other party to such Material Contract. True and correct copies of all written Material Contracts have been made available to the Buyer.

         Section 3.17 Customers and Suppliers. Schedule 3.17 of the Disclosure
                      -----------------------  -------------
Schedules sets forth a true and complete list of the names of the twenty (20) largest customers to whom the Business has sold products during the years ended December 31, 2005 and December 31, 2006 and the ten (10) largest suppliers or service providers from whom the Business has purchased supplies or services during the years ended December 31, 2005 and December 31, 2006. Except as set forth in Schedule 3.17 of the Disclosure Schedules, as of
                             -------------
the date hereof, the Seller has not received any written statement from any customer or supplier whose name appears on such list that such customer or supplier will not continue as a customer or supplier of the Business after the Closing.

         Section 3.18 Inventory. Schedule 3.18 of the Disclosure Schedules
                      ---------  -------------
contains a complete list of the addresses of all warehouses or other facilities in which Inventory is located as of the date hereof. The Inventory consists of raw materials and packaging supplies, goods in process and finished goods.

         Section 3.19 Brokers. Except as set forth in Schedule 3.19 of the
                      -------                         -------------
Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller.

         Section 3.20 Sufficiency of Assets. Except as forth in Schedule
                      ---------------------                     --------
3.20-1 of the Disclosure Schedules and except for assets, services and
------
licenses to be provided to the Buyer and its Affiliates pursuant to the Lease and Operating Agreement, the Transitional Services Agreement, the Lease Agreement, the Premises Lease and Services Agreements, and the Buyer's rights under this Agreement and other Ancillary Agreements, the Transferred Assets and the Non-Exclusive Interests constitute the assets that are sufficient in all material respects to operate the Business immediately after the Closing in substantially the same manner as the operations of the Business are conducted on the date hereof. Except as set forth in Schedule 3.20-2 of the Disclosure
                                           ---------------
Schedules, the Seller and the Transferring Affiliates hold all Transferred Assets free and clear of all Encumbrances except for Permitted Encumbrances.

         Section 3.21 Insurance. Schedule 3.21 of the Disclosure Schedules
                      ---------  -------------
sets forth a list of all policies of insurance of the Seller Entities covering the Business and the Transferred Assets.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller as follows and acknowledges that the Seller is relying upon such representations and warranties in connection with the execution of this Agreement and Ancillary Agreements and the consummation of the Transactions:

         Section 4.1 Organization. The Buyer is a corporation duly organized,
                     ------------
validly existing and in good standing under the laws of Switzerland and each of the other Buyer Entities is an entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization. Each Buyer Entity has all requisite corporate or similar power and authority to own, use, lease and operate its properties and assets as now owned, used, leased and operated and to carry on its business as now being conducted.

         Section 4.2 Authority. Each Buyer Entity has full corporate power and
                     ---------
authority to execute and deliver this Agreement (in the case of the Buyer and the Parent) and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by the Buyer and the Parent of this Agreement and by each Buyer Entity of the Ancillary Agreements to which it will be a party and the consummation by the Buyer Entities of the Transactions have been duly and validly authorized by all necessary corporate action. This Agreement has been, and upon their execution each of the Ancillary Agreements to which any of the Buyer Entities will be a party will have been, duly and validly executed and delivered by the relevant Buyer Entities. This Agreement constitutes, and upon their execution each of the Ancillary Agreements to which any Buyer Entity will be a party will constitute, the legal, valid and binding obligations of the relevant Buyer Entity, enforceable against such Buyer Entity in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 4.3 No Conflict; Required Filings and Consents.
                     ------------------------------------------

                  (a) The execution, delivery and performance by the Buyer and the Parent of this Agreement and by the Buyer Entities of each of the Ancillary Agreements to which any Buyer Entity will be a party, and the consummation of the Transactions, do not and will not:

                      (i) conflict with or violate the certificate of incorporation or bylaws (or other equivalent organizational documents) of any Buyer Entity;

                      (ii) conflict with or violate any Law applicable to any Buyer Entity or by which any property or asset of any Buyer Entity is bound or affected; or

                      (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any material contract or agreement to which any Buyer Entity is a party;

except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or that arise as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

                  (b) No Buyer Entity is required to file, seek or obtain any Consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer or the Parent of this Agreement or by any Buyer Entity of the Ancillary Agreements to which it will be party or the consummation of the Transactions or in order to prevent the termination of any right, privilege, license or qualification of any Buyer Entity, except (i) for any filings required to be made under the HSR Act, and applicable competition, antitrust or similar law in other relevant jurisdiction, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect or (iii) as may be necessary as a result of any facts or circumstances relating to the Seller or any of its Affiliates.

         Section 4.4 Financing. The Buyer will have access to sufficient funds
                     ---------
to permit the Buyer to consummate the Transactions. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that it shall not be a condition to the obligations of the

Buyer to consummate the Transactions that the Buyer have sufficient funds for payment of the Purchase Price.

         Section 4.5 Brokers. Except for Fortis Bank (Nederland) N.V. and
                     -------
Cornerstone Partners B.V., the fees of which will be paid by the Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Buyer Entity.

         Section 4.6 Government Approvals. Except as set forth in Schedule 4.6
                     --------------------                         ------------
of the Disclosure Schedules, no Buyer Entity is required to file, seek or obtain any Consent of or with any Governmental Authority, including any filings required to be made under the HSR Act or any other filings under applicable competition antitrust or similar Laws in all applicable jurisdictions, in connection with the execution, delivery and performance by the Buyer of this Agreement and by the Buyer Entities of each of the Ancillary Agreements to which the Buyer Entities will be parties or the consummation of the Transactions or in order to prevent the termination of any right, privilege, license or qualification of the Business.

                                   ARTICLE V
                                   COVENANTS

         Section 5.1 Conduct of Business Prior to the Closing. Between the
                     ----------------------------------------
date of this Agreement and the Closing Date, unless the Buyer shall otherwise agree in writing, and except as required to comply with any applicable Order of the Bankruptcy Court, the provisions of the Bankruptcy Code (provided such
                                                                --------
Order conforms to the provisions of this Agreement and the Lease and Operating Agreement) or any other limitations imposed on the Seller and Debtor Affiliates as a result of the Chapter 11 Case, the Seller shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to conduct the Business in all material respects in the Ordinary Course of Business and to the extent applicable, consistent with the requirements of the Bankruptcy Code, and the Seller shall, and shall cause its applicable Affiliates to, use its and their commercially reasonable efforts to preserve the material business relationships with customers, suppliers, distributors and others with whom the Seller and such Affiliates deal in connection with the conduct of the Business in the ordinary course. Except as set forth in
Schedule 5.1 of the Disclosure Schedules, between the date of this Agreement
------------
and the Closing Date, without the prior consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) and except as required by applicable Law (including the Bankruptcy Code) or by a Governmental Authority of competent jurisdiction (including the Bankruptcy Court), the Seller shall not, and shall cause its applicable Affiliates not to, with respect to the Business:

                  (a) sell, transfer, encumber or otherwise dispose of any Transferred Assets or any interest therein, other than immaterial dispositions and Inventory sold or disposed of in the Ordinary Course of Business;

                  (b) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets other than in the Ordinary Course of Business, in each case that is material, individually or in the aggregate, to the Business taken as a whole and that would constitute Transferred Assets;

                  (c) enter into, terminate or make any material amendment to a Material Contract; provided, however, that this Section 5.1(c) shall not
                     --------  -------
require consent of the Buyer with respect to any automatic renewal of any Material Contract in accordance with the terms thereof;

                  (d) make any capital expenditures for the Business that are in excess of $250,000, individually or in the aggregate, in all cases to the extent such capital expenditures would constitute an Assumed Liability;

                  (e) grant any material increase in the salaries, bonuses or other benefits payable to any Business Employees, other than as required by Law, pursuant to any plans, programs or agreements existing on the date hereof or other ordinary increases not inconsistent with the past practices of the Seller and its applicable Affiliates; or

                  (f) make any material change in any method of accounting or accounting practice or policy as it relates to the Transferred Assets or Assumed Liabilities, except as required by Law or US GAAP or other generally accepted accounting principles applied in the relevant jurisdiction.

         Section 5.2 Covenants Regarding Information.
                     -------------------------------

                  (a) (i) From the date hereof until the Closing Date, upon reasonable notice, the Seller shall afford, or shall cause to be afforded, the Buyer and its Representatives reasonable access to the properties, offices, plants and other facilities, books and records of the Seller and its Affiliates relating exclusively to the Business (other than to the extent related to the Excluded Assets or Excluded Liabilities), and shall furnish the Buyer with such financial, operating and other data and information to the extent relating exclusively to the Business (other than to the extent such information relates to the Excluded Assets or Excluded Liabilities) as the Buyer may reasonably request; provided, however, that any such access or
                              --------  -------
furnishing of information shall be conducted at the Buyer's expense, during normal business hours, under the supervision of the personnel of the Seller or its Affiliates and in such a manner as not unreasonably to interfere with the normal operations of the Seller, its Affiliates and the Business.

                      (ii) On or prior to the Closing Date, the Buyer shall return to the Seller all Evaluation Materials (as such term is defined in the Confidentiality Agreement) provided to the Buyer or any of its Representatives in written form and destroy all Evaluation Materials provided to the Buyer or any of its Representatives in any other medium, in each case without keeping any copies thereof; provided, however, that, subject to the Closing occurring,
                    --------  -------
the Buyer may retain all Evaluation Materials that constitute Transferred Assets or to the extent Evaluation Materials are reasonably necessary for the Buyer to operate the Business. At the Closing the Buyer shall deliver to the Seller a certificate executed by an authorized officer of the Buyer stating that the Buyer has complied with provisions of this Section 5.2(a)(ii).

                  (b) In order to facilitate the resolution of any claims made against or incurred by the Seller or any of its Affiliates (as it relates to the Business), for a period of seven years after the Closing the Buyer shall
(i) retain the books and records relating to the Business relating to periods prior to the Closing and (ii) afford the Representatives of the Seller and its Affiliates reasonable access to (including the right to make, at the Seller's expense, photocopies of), during normal business hours, such books and records; provided, however, that any
                                               --------  -------
such access shall not unreasonably interfere with the normal operations of the Buyer and its Affiliates; provided, further, that the Buyer shall notify the
                          --------  -------
Seller in writing at least 30 days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Seller and its Affiliates the opportunity to copy such books and records in accordance with this Section 5.2(b).

                  (c) In order to facilitate the resolution of any claims made against or incurred by the Buyer, for a period of seven years after the Closing the Seller shall (i) retain the books and records relating exclusively to the Business or the Transferred Assets relating to periods prior to the Closing which shall not otherwise have been delivered to the Buyer and (ii) upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make, at the Buyer's expense, photocopies), during normal business hours, to such books and records to the extent relating exclusively to the Business; provided, however, that any such access shall not
                             --------  -------
unreasonably interfere with the normal operations of the Seller and its Affiliates; provided, further, that the Seller shall notify the Buyer in
            --------  -------
writing at least 30 days in advance of destroying any such books and records prior to the seventh anniversary of the Closing Date in order to provide the Buyer the opportunity to copy such books and records in accordance with this
Section 5.2(c).

                  (d) For a period of five years after the Closing Date, the Seller shall, upon reasonable notice, afford the Representatives of the Buyer reasonable access (including the right to make, at the Buyer's expense, photocopies), during normal business hours, to the books and records relating exclusively to periods prior to the Closing which shall not otherwise have been delivered to the Buyer, to the extent reasonably necessary for the Buyer to operate the Business after the Closing; provided, however, that any such
                                           --------  -------
access shall not unreasonably interfere with the normal operations of the Seller and its Affiliates; provided, further, that the Seller shall notify the
                           --------  -------
Buyer in writing at least 30 days in advance of destroying any such books and records prior to the fifth anniversary of the Closing Date in order to provide the Buyer the opportunity to copy such books and records in accordance with this Section 5.2(d).

                  (e) Notwithstanding anything to the contrary in this Agreement, neither the Seller nor any of its Affiliates shall be required to disclose to the Buyer or its Representatives (i) any information the disclosure of which would, in the Seller's reasonable belief, jeopardize any attorney-client or other legal privilege, (ii) any information the disclosure of which would, in the Seller's reasonable belief, contravene any applicable Laws, fiduciary duty or binding agreement, (iii) any information that relates to any consolidated, combined or unitary Return filed by the Seller or any Affiliate thereof or any of their respective predecessor entities, or (iv) the medical records pertaining to any employee or former employee of the Business until after Closing. In the event that the Seller shall have declined to provide information or documents to the Buyer, the Seller, to the extent such disclosure would not, in the Seller's reasonable belief, jeopardize any attorney-client privilege or other legal privilege or contravene any applicable Laws, fiduciary duty or binding agreement, shall nevertheless identify to the Buyer or its Representatives the nature of such information and the basis for withholding such information or documents. The Buyer acknowledges that any information being provided to it or its Representatives by the Seller or its Affiliates pursuant to or in connection with this Agreement is subject to the terms of the Confidentiality Agreement.

         Section 5.3 Disclosure Schedules.
                     --------------------

                  (a) The Seller shall have the right from time to time prior to the Closing to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Disclosure Schedules and also with respect to events or conditions arising after the date hereof and prior to Closing. No such supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Article VII or the compliance by the Seller with any covenant set forth herein.

                  (b) Any matter disclosed in any Schedule of the Disclosure Schedules shall be deemed disclosed for all purposes and all sections of these Disclosure Schedules, to the extent it is readily apparent from a reading of disclosure that such disclosure is applicable to such other Schedules. The fact that any item of information is disclosed in any Schedule of the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement. Such additional information is set forth for informational purposes and does not necessarily include other matters of a similar nature. The inclusion of any matter (including any dollar threshold) set forth herein and in the Disclosure Schedules shall not be used as a basis for interpreting the term "material" or "Material Adverse Effect" or other similar terms in this Agreement.

         Section 5.4 Notification of Certain Matters. Until the Closing, each
                     -------------------------------
Party shall promptly notify the other Party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.

         Section 5.5 Interim Financial Information. During the period
                     -----------------------------
commencing on the date hereof and ending on the Closing Date, the Seller shall deliver to the Buyer, 30 days after the end of each fiscal month ending after the date hereof, the Interim Financial Information with respect to such fiscal month.

         Section 5.6 Employee Benefits.
                     -----------------

                  (a) (i) Identification of Business Employees. Schedule 1 to
                          ------------------------------------
the Employee Letter is hereby incorporated by reference as if fully set forth in this Section 5.6(a)(i). The Buyer shall offer employment pursuant to
Section 5.6(a)(iv) to all Business Employees other than those noted as excluded Business Employees in Schedule 1 to the Employee Letter and the European Business Employees. For purposes of this Agreement, a "Transferred
                                                                -----------
Employee" means (A) the European Business Employees whose employment
--------
automatically transfers to the Buyer or its Affiliates or who, if applicable, accept the Buyer's or its Affiliates' offer of employment pursuant to Section 5.6(a)(ii)(2) and actually commence active employment with the Buyer or its Affiliate on or after the Closing Date, and (B) all Business Employees who accept the Buyer's offer of employment pursuant to Section 5.6(a)(iii) and actually commence active employment with the Buyer or its Affiliate on or after the Closing Date; provided, however, that in no event shall "Transferred
                        --------  -------
Employee" include any Newport Employees.

                      (ii) European Business Employees.
                           ---------------------------

                           (1) By virtue of the consummation of the
Transactions, and subject to the right, if any, of the applicable individuals to object to the transfer of their employment, the employment contracts of all European Business Employees shall automatically transfer to the Buyer or its Affiliates, effective as of the Closing, and, except as otherwise specifically provided in this Section 5.6, the Buyer shall assume (and the Buyer shall cause its Affiliates, as applicable, to assume) all Liabilities in respect of such employees (including all incentive payments, accrued vacation and accrued paid leave). The Parties agree that each employment contract of the European Business Employees shall be transferred to Affiliates of the Buyer that have been organized or established in accordance with applicable local Law in a manner that will allow such Affiliates to be able to employ such European Business Employees in jurisdictions where the relevant Business Employees are currently employed without causing adverse tax consequences to such Business Employees as a result of such transfer. The Buyer shall provide to the Seller, prior to the Closing, a list of each such Affiliate (or branch or representative office) of the Buyer or its Affiliates. Except as otherwise specifically provided in this Section 5.6, the Buyer shall ensure that, from and after the Closing, the terms and conditions of employment of each European Business Employee shall be the same as applicable to such European Business Employee immediately before the Closing and be consistent with the requirements of applicable Law. The Seller and the Buyer shall (and the Buyer shall procure that its Affiliates shall) cooperate in providing European Business Employees with appropriate communication and consultation about their status with respect to the Transactions (or otherwise as may be required) in accordance with applicable Law. The Buyer shall or shall procure that its Affiliates shall, prior to the Closing (but in no event later than 10 Business Days after the date hereof), provide to the Seller information that is required to be provided to the European Business Employees (or their representatives) by applicable Law.

                           (2) In the event that the employment of any
European Business Employees does not transfer automatically to the Buyer or its Affiliates with effect from the Closing in accordance with the foregoing or any European Business Employees otherwise allege that that is the case, the Buyer shall, or shall cause one of its Affiliates to, within five (5) Business Days of receiving a written request from the Seller, offer to employ the applicable European Business Employees as of the Closing on the same terms and conditions as per the above (and with continuity of service preserved) and shall use all reasonable endeavors to encourage the individuals to accept such offers. With respect to the European Business Employees employed in Germany, the Parties shall execute or shall cause their appropriate Affiliates to execute effective upon Closing an agreement with such employees substantially in the form of Exhibit E.
               ---------

                           (3) For the avoidance of doubt, any European
Business Employees, irrespective of whether they accepted employment pursuant to this Section 5.6, shall qualify as a "European Business Employee" for purposes of Section 5.6(a)(iv).

                           (4) The Parties believe that the Transfer of
Undertakings (Protection of Employment) Regulations 2006 ("TUPE") should not
                                                           ----
apply to the sale and purchase of the assets under this Agreement so as to transfer the Newport Employees to the Buyer. Notwithstanding this belief it is the intention of both Parties that the rights of the

Newport Employees are protected at all times and that prior to the transfer the Newport Employees are informed and consulted about the sale and purchase of the assets and the Lease and Operating Agreement as if TUPE did apply. The Parties therefore agree to act as if their obligations to inform and consult the Newport Employees under TUPE do apply to the sale and purchase of the assets under this Agreement. If, notwithstanding the belief of the Parties, TUPE is found to have applied to the transaction then:

                           i) The Seller agrees to indemnify the Buyer for any failure by Solutia UK to comply with its legal obligations to inform and consult the Newport Employees or appropriate representatives thereof.

                           ii) The Buyer agrees to indemnify the Seller for any failure by the Buyer or its Affiliates, as applicable, to comply with its legal obligations to supply information to others to enable them to inform and consult the Newport Employees or appropriate representatives thereof pursuant to TUPE.

                           iii) The Buyer releases Solutia UK from its
                                obligation to provide employee liability information under Regulation 11 of TUPE and agrees to indemnify it for any failure by it to comply with its obligation to notify the Buyer and its applicable Affiliates, as applicable, of the employee liability information under Regulation 11 of TUPE.

In addition, and not in limitation of the foregoing, it is the intention of the Parties that the Newport Employees will continue to participate in The Solutia UK Pension Scheme and that nothing in this Agreement will affect the Newport Employees eligibility to participate in such scheme.

                      (iii) Other Business Employees. The Buyer shall, or
                            ------------------------
shall cause one of its Affiliates to offer employment, effective as of the Closing, to each Business Employee (other than the European Business Employees) on terms and conditions of employment no less favorable, when taken in the aggregate, than those that apply to such Business Employee immediately before the Closing; provided that Buyer and its Affiliates shall not be
                    --------
required to offer membership in any defined benefit pension plan to any such Business Employee unless required by applicable Law or prevailing caselaw. Such offers shall also comply with any applicable Law. However, to the extent permitted by applicable law, all such offers of employment shall be at will, and nothing contained in this Agreement shall constitute a Contract of employment.

                      (iv) Liabilities. Except as otherwise specifically
                           -----------
provided in this Section 5.6, the Buyer shall be solely responsible for any Losses in respect of any Business Employee in relation to or arising out of employment after the Closing and the Buyer shall defend, indemnify and hold the Seller or its Affiliates harmless therefrom pursuant to Article VIII hereof. For the avoidance of doubt, the Buyer shall be solely responsible for any Losses (A) in respect of any Business Employee arising out of any failure of the Buyer and/or its

Affiliates to comply with their obligations under this Section 5.6, (B) in respect of any Business Employee, arising in connection with or as a result of any employment-related claim as a result of the consummation of the Transactions, (C) in respect of any Transferred Employee, with respect to his or her employment with the Buyer and/or its Affiliates from and after the Closing, (D) in respect of any European Business Employee pursuant to Section 5.6(a)(ii)(2) irrespective of whether such European Business Employee has accepted employment with the Buyer or its Affiliates, (E) otherwise arising out of the employment or termination of employment of any Business Employee regardless of whether or not they transfer to the Buyer (including any severance payments payable in connection therewith), (F) otherwise arising from any breach by the Buyer and/or its Affiliates (whether before or after the date of transfer) of the Directive or equivalent domestic legislation of the jurisdiction in which a European Business Employee is employed, and (G) otherwise arising out of the employment or termination of employment of any Transferred Employee with the Buyer or its Affiliates from and after the Closing. Except as otherwise provided in this Section 5.6, the Seller shall be solely responsible for any Losses in respect of any Business Employee in relation to employment prior to the Closing and shall indemnify and hold harmless the Buyer and its Affiliates with respect thereto. The Buyer shall be solely responsible for any retention bonuses ("Variable Incentive" payments) payable to the Business Employees in connection with the Transactions and described on Schedule 2 to the Employee Letter (which retention bonuses are payable on the first anniversary of the Closing) and all other bonuses payable in respect of the period after Closing (without limiting the provisions of
Section 5.6(e)); provided, however, that the Seller shall be solely
                 --------  -------
responsible for the bonuses payable pursuant to paragraph 2 of the agreements listed on Schedule 4 to the Employee Letter, which bonuses are payable 30 days after the Closing. However, for the avoidance of doubt, the Seller and its Affiliates shall be solely responsible for any Losses in respect of any Business Employee arising out of any failure of the Seller and its Affiliates to comply with their obligations under this Section 5.6 (other than where such failure also arises in whole or in part as a result of any act or omission of the Buyer or its Affiliates).

                  (b) Employee Benefit Plans Generally.
                      --------------------------------

                      (i) Plans Generally. Except as otherwise provided in
                          ---------------
this Section 5.6, (A) the Seller and its Affiliates shall remain solely responsible for any and all Losses and obligations with respect to events that occur before Closing under, in connection with or in respect of, the Seller Plans, and all rights and entitlements, with respect to events that occur before Closing of all current and former employees under such plans (including the rights and entitlements of the Transferred Employees thereunder other than severance benefits), and neither the Buyer nor any of its Affiliates shall have any responsibility or obligation in respect of any such plan in respect of the period prior to Closing; and (B) effective as of the Closing, the Buyer shall be solely responsible for providing benefits to European Business Employees in accordance with and to the extent required by the Directive and the relevant domestic legislation, and neither the Seller nor any of its Affiliates shall have any responsibility or obligation in respect thereof. "Seller Plan" means (x) a "pension plan" (as defined in Section 3(2) of ERISA
 -----------
(the "Pension Plans"), (y) a "welfare plan" (as defined in Section 3(1) of
      -------------
ERISA), and (z) any other material pension, bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement, arrangement or understanding, in each case established or maintained with respect to the Business or that otherwise covers the Business Employees.

                      (ii) Post-Closing Benefits Generally. Following the
                           -------------------------------
Closing, the Buyer shall provide, or shall cause to be provided, to each Transferred Employee at least base compensation, incentive compensation and employee benefits that are no less favorable, when taken in the aggregate, than those that apply to such Transferred Employee immediately before the Closing; however, the Buyer shall have no obligation to provide defined benefit or retiree medical plan benefits to any United States Transferred Employee. Without limiting any benefits to the European Business Employees described in the foregoing sentence, in respect of European Business Employees, post-closing benefits shall be provided in accordance with the Directive or equivalent rules as applicable. The foregoing shall not be construed to prevent the termination of employment at any time of any Transferred Employee for a reason not connected with the consummation of the Transactions or for an economic, technical or organizational reason entailing changes in the workforce. Notwithstanding any other provision of this Agreement to the contrary, (A) if a Transferred Employee is terminated by the Buyer or its Affiliate without cause, the Buyer shall, or shall cause its Affiliates to, provide severance benefits at least equal to those that would have been provided by the applicable Employee Plan (if any) that is a severance plan or arrangement as in effect immediately prior to the Closing if it had continued to apply to the Transferred Employee and the Transferred Employee were eligible for benefits thereunder, and (B) without limiting any benefits to which any European Business Employee would be entitled pursuant to clause (A) above, if a European Business Employee is terminated, the Buyer shall satisfy any legally imposed severance-related obligations to such European Business Employee.

                      (iii) Welfare Benefits for Business Employees other than
                            --------------------------------------------------
the European Business Employees Generally. Without limiting the generality of
-----------------------------------------
the foregoing provisions of this Section 5.6: (A) the Seller shall be solely responsible for (I) claims for the welfare benefits and for workers' compensation, in each case, that are incurred by or with respect to any Business Employee other than the European Business Employee before the Closing, (II) claims relating to health continuation coverage required by
Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as amended ("COBRA Coverage") attributable to "qualifying events" with respect to
          --------------
any Business Employee other than any European Business Employees and his or her beneficiaries and dependents that occur upon or before the Closing, (III) claims for welfare benefits and for workers' compensation, in each case that are incurred by or with respect to any Business Employee other than any European Business Employee who does not become a Transferred Employee, whether reported before, upon or after the Closing, and (IV) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any Business Employee other than any European Business Employee who does not become a Transferred Employee and his or her beneficiaries and dependents, whether occurring before, upon or after the Closing; and (B) the Buyer and its Affiliates shall be solely responsible for (1) claims for welfare benefits and for workers' compensation, in each case, that are incurred by or with respect to any Business Employee other than the European Business Employee on or after the Closing Date, and (2) claims relating to COBRA Coverage attributable to "qualifying events" with respect to any Business Employee other than any European Business Employee and his or her beneficiaries and dependents that occur after the Closing.

                      (iv) Past Service Credit Generally. For all purposes
                           -----------------------------
under the employee benefit plans and arrangements of the Buyer and its Affiliates providing benefits after the Closing to any Transferred Employees (the "New Plans"), the Buyer shall use commercially reasonable efforts to
      ---------
provide that each such Transferred Employee shall be credited with his or her years of service with the Seller and its Affiliates before the Closing, to the same extent as such Transferred Employee was entitled, before the Closing, to credit for such service under any similar Seller Plans ("Past Service
                                                         ------------
Credit"), except (A) for purposes of benefit accrual under New Plans that are
------
defined benefit or cash balance Pension Plans, (B) as provided in Section 5.6(c), (C) to the extent Past Service Credit would result in a duplication of benefits, (D) to the extent Past Service Credit would contravene applicable Law, and (E) to the extent otherwise agreed between Buyer and any Transferred Employee (provided that no such agreement shall create any additional
          --------
Liability for Seller). For the avoidance of doubt, the Buyer and its Affiliates shall have no Liability with respect to, and the Seller shall defend, indemnify and hold harmless Buyer and its Affiliates for any Liability with respect to, the Solutia Inc. Employees Pension Plan.

                  (c) Pension Benefit Transfer for European Business Employees
                      --------------------------------------------------------
and Business Employees in Japan. Subject to Section 5.6(b)(i)(A), in the case
-------------------------------
of European Business Employees, Liabilities shall be transferred to the Buyer or its Affiliates, as applicable, only in so far as specified in the Directive and the relevant domestic legislation (including the Pensions Act 2004 and the Transfer of Employment (Pension Protection) Regulations 2005 SI/2005 No. 649 or such legislation that may be in force at the time of transfer) and the Buyer shall only be required to make, or to cause its Affiliates to make, such contributions to or set up a pension plan as applicable in respect of the period after Closing to the extent set out in the legislation or otherwise as may be required by Law. The Buyer shall bear all Losses in relation to pension contributions or benefits of the European Business Employees in respect of the period after Closing. In the case of a Transferred Employee who requests that his or her accrued benefits be transferred from the applicable Pension Plan of which the European Business Employee was a member while employed by the Seller or any of its Affiliates to a Pension Plan of the Buyer or its Affiliates as applicable, such sums will be calculated on an accrued benefit obligation basis in accordance with the applicable Laws at the date of the Closing and the Seller shall procure that such benefits will be transferred at a date to be mutually agreed, with no further Liability on the part of the Seller or any of its Affiliates. For the avoidance of doubt, pension obligations (if any) of Solutia Germany in accordance with any applicable pension plan with respect to the European Business Employee employed in Germany, shall transfer to the Buyer or its respective Affiliate, together with such European Business Employee's employment contract or in case that the employment of the European Business Employee does not automatically transfer, the Buyer shall assume any Liability under such pension plan related to the respective European Business Employee (and assets shall be transferred with respect thereto as described in the immediately-preceding sentence). For the avoidance of doubt, the pension benefit and liability pursuant to the `third country national' status of certain European Business Employees shall transfer to the Buyer or its Affiliates upon Closing along with the respective employment contracts. The Seller or its Affiliates shall not carry any Liability in relation to such `third country national' status of certain European Business Employees after the Closing and the Buyer shall defend, indemnify and hold harmless the Seller and its Affiliates therefrom pursuant to Article VIII hereof. In the case of any Business Employee who is employed in Japan, to the extent any pension liabilities are transferred to Buyer or an Affiliate pursuant to applicable Law, the Seller shall also cause to be transferred to the applicable Pension Plan of the Buyer assets equal to the accumulated benefit obligation at the date of Closing (determined using the actuarial assumptions used with respect to Seller's Pension Plan for the most recent annual valuation date), with no further Liability on the part of the Seller or any of its Affiliates.

                  (d) Continuity of Benefits for Business Employees and
                      -------------------------------------------------
European Business Employees. Without limiting the generality of the foregoing,
---------------------------
the following shall apply with respect to the participation of each Transferred Employee who is a Business Employee or a European Business Employee in any New Plans that the Buyer and its Affiliates choose to offer. The Buyer shall use its best efforts to ensure that each such Transferred Employee shall be eligible to participate effective as of the Closing, without any waiting time, nor any pre-existing condition exclusions or actively-at-work conditions (both for the Transferred Employee and his/her dependents), in such New Plans to the extent coverage under such New Plan replaces coverage under a similar type of Employee Benefit Plan in which such Transferred Employee currently participates (such plans, collectively, the "Old Plans"). In addition, the Buyer shall cause each such New Plan that
 ---------
provides medical, dental, pharmaceutical and/or vision benefits to recognize any eligible expenses incurred by any Transferred Employee and his or her covered dependents under the corresponding Old Plan during 2007 but before the Closing, for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the remainder of 2007 under such New Plan.

                  (e) Certain Compensation Obligations. Except as otherwise
                      --------------------------------
specifically provided in this Section 5.6, the Buyer shall, and shall cause its Affiliates to, (i) honor all entitlements of Transferred Employees to vacations and holidays and paid leave, including in relation to overtime, that have accrued but not been taken as of the Closing (and shall make any payments related to vacations and holidays in cash to the extent required by applicable
Law), (ii) pay all unpaid compensation of the Transferred Employees accrued through the Closing, including salary, wages, annual bonuses for years ended before the Closing, 13-month bonuses and other bonuses and incentive compensation, social security and tax withholding payments and vacation pay required by applicable Law to be paid in cash, (iii) pay all amounts due under the terms of the variable incentive plan as in effect at Closing, and (iv) pay the pro rata portion of the annual bonus for the year in which the Closing occurs to each Transferred Employee who is eligible to receive an annual bonus under the Solutia Annual Incentive Plan and who meets the service requirements to receive such a bonus, based upon service with the Seller and its Affiliates before the Closing and service with the Buyer after the Closing (including the annual bonuses accrued as of the Closing Time). A pro rata portion of the annual bonuses described in clause (iv) of the preceding sentence (pro-rated based upon the portion of 2007 that occurs before the Closing) shall be calculated based on the target level bonus as set forth on Schedule 1 to the Employee Letter. The Seller shall remain solely responsible for the bonuses payable as a result of the Closing to any Transferred Employee who is a Business Employee or a European Business Employee and that are payable pursuant to paragraph 2 of the agreements listed on Schedule 4 to the Employee Letter; provided, however, for the avoidance of doubt, the retention payments
        --------  -------
("Variable Incentive" payments) described in Section 5.6(a)(iv) shall not be deemed bonuses payable as a result of the Closing.

                  (f) Directive Obligations. In all events, the Buyer and the
                      ---------------------
Seller shall, and shall cause their Affiliates to, comply with their respective obligations towards the European Business Employees in accordance with the Directive and the relevant domestic legislation.

                  (g) Italian Notarial Deed. In the event that the Parties are
                      ---------------------
unable to notarize the Italian Notarial Deed on or prior to the Closing Date,
(i) at the Closing the Buyer shall deliver or cause to be delivered to the Seller such powers of attorney and such other documents reasonably requested by the Seller as to enable the Seller or its Affiliates to execute, deliver and notarize the Italian Notarial Deed in accordance with applicable Law and
(ii) the Buyer and the Seller shall use commercially reasonable efforts to execute, deliver and notarize the Italian Notarial Deed as soon as practicable after the Closing Date but in no event later than five (5) Business Days after the Closing Date.

         Section 5.7 Confidentiality.
                     ---------------

                  (a) Each of the Parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other Party in connection with the Transactions pursuant to the terms of the confidentiality agreement dated April 14, 2006 between the Buyer and the Seller (the "Confidentiality Agreement"), which
                                       -------------------------
shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the Parties under this
Section 5.7 shall terminate; provided, however, that after the Closing Date,
                             --------  -------
the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Business. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

                  (b) The Seller Entities shall not, and cause its Affiliates not to, (i) divulge, disclose or communicate to any Person any confidential information or trade secrets concerning the Transferred Assets or the Assumed Liabilities (collectively, the "Proprietary Information") or (ii) use the
                                -----------------------
Proprietary Information for any purpose other than the exclusive benefit of the Business. The provisions of this Section 5.7(b) shall not apply to (i) information that is public knowledge or in public domain other than as a result of disclosure by any Seller Entity or any of its Affiliates in breach of this Section 5.7(b), (ii) information disseminated by the Seller Entities in the Ordinary Course of Business, (iii) information lawfully received by any of the Seller Entities from a third party who is not known by any Seller Entity to be bound by a written confidentiality obligation to any Seller Entities or its Affiliates, or (iv) information disclosed under the requirement of Law and disclosures that are necessary or desirable to obtain the approvals referenced in Section 5.9.

         Section 5.8 Consents and Filings.
                     --------------------

                  (a) Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, including to (i) obtain from Governmental Authorities and, subject to Section 2.6, other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the Transactions, and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other competition, antitrust or similar law or other applicable Law. Each Party shall pay all filing fees and other charges for the filings by such Party under the HSR Act and any other applicable competition, antitrust, trade regulation or similar Law.

                  (b) Without limiting the generality of the Parties' undertaking pursuant to Section 5.8(a), the Buyer agrees to use its commercially reasonable efforts to avoid or eliminate any impediment to the consummation by the Buyer and its Affiliates of the Transactions under any antitrust, competition or trade regulation Law that may be asserted by any US, United Kingdom or other governmental antitrust authority or any other party so as to enable the Parties to close expeditiously the Transactions no later than the Termination Date; provided, however, that the Buyer shall not be obligated
                      --------  -------
to sell, divest or dispose of its assets, properties or businesses. In addition, each Party shall use its commercially reasonable efforts to defend through litigation on the merits any claim asserted in court by any Person against such Party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing by the Termination Date.

                  (c) Subject to the Confidentiality Agreement and applicable Laws relating to the exchange of information, each Party shall provide the other Party and its advisors (or, if required or advisable under applicable Laws relating to the exchange of information or to the extent related to Excluded Assets or Excluded Liabilities, only to such other Party's outside counsel on an "attorneys eyes only" basis) with a reasonable opportunity to review in advance, and each will consult the other Party on, the information relating to the Business, the Transferred Assets, the Seller, the Buyer or any of their relevant respective Affiliates, as the case may be, that appears in any merger notification or consequential filing, or other communication, made with, or written materials submitted to any competition authority or a Governmental Authority of competent jurisdiction in connection with the Transactions. Subject to the foregoing confidentiality restrictions, each of the Parties shall keep the other Party appraised of the status of any merger notification or filing, including (i) promptly furnishing the other Party with copies of notices or other communications it or any of its Affiliates receives from any Governmental Authority to the extent relating to the Transactions and
(ii) giving the other Party prior written notice of any meeting or other contact and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate at such meeting or other contact, with any Governmental Authority with respect to the Transactions. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing and the Parties agree diligently to pursue early termination of any applicable waiting periods, including under the HSR Act and other antitrust, competition, or trade regulation Law.

         Section 5.9 Bankruptcy Filings and Agreements.
                     ---------------------------------

                  (a) As soon as reasonably practicable following the execution of this Agreement, and in any event within three (3) Business Days thereafter, the Seller shall file motions, in form and substance reasonably satisfactory to the Buyer, seeking the issuance and entry by the Bankruptcy Court of the Bidding Procedures Order and the Sale Order and any other orders of the Bankruptcy Court that the Parties reasonably determine are necessary or desirable to effectuate the Transactions and shall use its commercially reasonable efforts to have the Bankruptcy Court issue and enter such orders as soon as practicable (it being acknowledged and agreed that the Seller shall have no obligation to seek an expedited or special hearing date for the hearing on motions relating thereto). The Seller and the Buyer each agree to take any action reasonably necessary or appropriate to obtain the issuance and entry of the Bidding Procedures Order, the Sale Order and any other orders of the Bankruptcy Court that the Parties reasonably determine are necessary or desirable to effectuate the Transactions, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court.

                  (b) The Seller and the Buyer each agree to comply with the procedures set forth in the Bidding Procedures Order, including the procedures regarding the Seller's noticing of the Transactions to potential competing bidders for the Transferred Assets and all of the other Notice Parties (as such term is defined in the Bidding Procedures Order), the receipt and analysis of any Qualified Bids therefore, the conduct of an Auction if Qualified Bids are received (each as defined in the Bidding Procedures Order), and, if an Auction occurs, the ultimate sale of the Transferred Assets to the highest and best bidder as approved by the Bankruptcy Court, subject to the provisions of Section 5.9(c).

                  (c) In the event that the Bankruptcy Court enters an order approving or authorizing a Competing Transaction and Seller and its Affiliates consummate such Competing Transaction, or Seller and its Affiliates enter into an agreement for a Competing Transaction with another Person within one year following any termination of this Agreement under clause (e) of Section 9.1 and thereafter consummate such Competing Transaction), in addition to the right of the Buyer to terminate this Agreement under Section 9.1, the Sellers shall, within three (3) Business Days of the Seller and its Affiliates effecting a Competing Transaction:

                      (i) pay to the Buyer the additional amount of US Dollars equal to three percent (3%) of the Base Purchase Price in cash (the "Break-Up
                                                                     --------
Fee"), and
---

                      (ii) reimburse the Buyer for (the "Expense
                                                         -------
Reimbursement") the actual and reasonable, documented out-of-pocket costs and
-------------
expenses (including reasonable legal fees and expenses) incurred by the Buyer in connection with the negotiation, preparation and execution of this Agreement and the Ancillary Agreements, the due diligence investigation conducted by the Buyer with respect to the Business, the Transferred Assets, the Assumed Liabilities and the Excluded Liabilities and the participation by the Buyer in the Auction (as defined in the Bidding Procedures Order) in an amount up to $1,000,000.

                  (d) The Seller's obligation to pay the Buyer the Break-Up Fee and Expense Reimbursement pursuant to Section 5.9(c) and Section 9.2(b) shall survive any termination of this Agreement and (subject to approval by the Bankruptcy Court) shall constitute an allowed administrative expense of the Seller under Section 503(b)(1)(A) of the Bankruptcy Code in the Chapter 11 Case. The Seller acknowledges that the agreements contained in this Section
5.9 and Section 9.2(b) with respect to the Break-Up Fee and the Expense Reimbursement are an integral part of the Transactions, and that without such agreements the Buyer would not enter into this Agreement.

         Section 5.10 Release of Guarantees. If requested by the Seller, the
                      ---------------------
Parties agree to cooperate and use their reasonable best efforts to obtain the release of the Seller or its Affiliates that are a party to any guarantees, performance bonds, bid bonds, letters of credit and other similar agreements that, and to the extent such guarantees, bonds, letters of credit and other agreements, secure performance under Business Contracts (the "Guarantees"). In
                                                              ----------
the event any of the Guarantees are not released as requested by the Seller, upon request by the Seller, the Buyer will promptly provide the Seller with a guarantee that indemnifies and holds the Seller and its Affiliates that are a party to each such Guarantee harmless for any and all payments required to be made under, and costs and expenses incurred in connection with such Guarantee by the Seller or its Affiliates that are a party to such Guarantee until such Guarantee is released; provided, that the Consent, if any, required for the
                       --------
assignment of the obligation of the relevant Seller Entity has been obtained or the Seller and the Buyer have agreed on an alternative economic arrangement described in Section 2.6(b). In no event shall the Buyer have any Liabilities pursuant to this Section 5.10 with respect to any breach by the Seller or any of its Affiliates of any Guarantee or any Business Contract prior to the Closing.

         Section 5.11 Corporate Name. The Buyer acknowledges that, from and
                      --------------
after the Closing Date, the Seller and its Affiliates shall have the absolute and exclusive proprietary right to all names, marks, logos, trade names and trademarks (collectively "Names") incorporating "Solutia" by itself or in
                          -----
combination with any other Name or that are not used exclusively in the Business, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. The Buyer agrees that from and after the Closing Date it will not, nor will it permit any of its Affiliates to, use any name, phrase or logo incorporating "Solutia" in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; provided,
                                                                   --------
however, that the Buyer may continue to use any printed literature, sales
-------
materials, purchase orders and sales, maintenance or license agreements, and sell any products, that are included in the Inventory on the Closing Date and that bear a name, phrase or logo incorporating "Solutia" (as limited by any existing agreements the Seller or any of its Affiliates may have with third parties) until the supplies thereof existing on the Closing Date have been exhausted, but in any event for not longer than ninety (90) days from the Closing Date. With respect to the printed purchase orders and sales, maintenance or license agreements referred to in the preceding sentence, from and after the Closing Date the Buyer shall sticker or otherwise mark such documents as necessary in order to indicate clearly that neither the Seller nor any of its Affiliates is a party to such documents. From and after the expiration of such ninety (90) day period, the Buyer shall cease to use any such literature and sales materials, delete or cover (as by stickering) any such name, phrase or logo from any item included in the Inventory that bears such name, phrase or logo and take such other actions as may be necessary or advisable to clearly and prominently indicate that neither the Buyer nor any of its Affiliates is affiliated with the Seller or any of its Affiliates.

         Section 5.12 Refunds and Remittances.
                      -----------------------

                  (a) After the Closing (i) if the Seller or any of its Affiliates receive any refund or other amount that is a Transferred Asset or is otherwise properly due and owing to the Buyer in accordance with the terms of this Agreement, the Seller shall hold in trust for the benefit of the Buyer and remit, or shall cause to be held in trust and remitted, promptly such amount to the Buyer; provided, however, that until the Receivables
                     --------  -------
Finalization Date, neither Seller nor any of its Affiliates shall be required to so hold or remit any amounts to which the Seller or any its Affiliates is entitled under Section 5.12(b) below and (ii) if the Buyer or any of its Affiliates shall receive any refund or other amount that is an Excluded Asset or is otherwise properly due and owing to the Seller or any of its Affiliates in accordance with the terms of this Agreement, the Buyer shall hold and remit, or shall cause to be held in trust for the benefit of the Sellers and its Affiliates and remitted, such amounts promptly to the Seller and its Affiliates.

                  (b) Until no Excluded Receivables that exist as of the Closing Time from a Person ("Closing Time Receivables") remain outstanding
                             ------------------------
(the "Receivables Finalization Date"), the Buyer shall, and shall cause its
      -----------------------------
Affiliates to, hold in trust on behalf of the Seller and its Affiliates and promptly remit to the Seller and its Affiliates all proceeds of receivables of the Business received from or on behalf of such Person, which proceeds are not specifically identified by the payee as made with respect to any invoice issued by the Buyer or any of its Affiliates with respect to goods or services provided by any of the Buyer or any of its Affiliates after the Closing. The Seller shall have the right to conduct an audit of such remittances from time to time upon five (5) days' notice to the Buyer. The Buyer shall not, and shall cause its Affiliates not to, enter into any agreement or understanding with, or grant any waivers to, any Person with respect to payment of any receivable of the Business, or take any other action that, in each case, is reasonably likely to have an adverse effect on the collection of any Excluded Receivable.

         Section 5.13 No Solicitation. The Buyer will not, for a period of two
                      ---------------
years following the Closing Date (or, if this Agreement is terminated prior to Closing, for a period of two years following the date of such termination), without the prior written consent of the Seller, either alone or in conjunction with any other Person, directly or indirectly, or through its present or future Affiliates, solicit (other than a solicitation by general advertisement) any person who is an employee of the Seller or any of its Affiliates, at the date hereof or at any time hereafter that precedes the Closing or such termination, to terminate his or her employment with the Seller or such Affiliate, except as expressly permitted or required by Section
5.6 of this Agreement. The Buyer agrees that any remedy at law for any breach by the Buyer of this Section 5.13 would be inadequate, and that the Seller would be entitled to injunctive relief in such a case. If it is ever held that this restriction on the Buyer is too onerous and is not necessary for the protection of the Seller, the Buyer agrees that any court of competent jurisdiction may impose such lesser restrictions that such court may consider to be necessary or appropriate properly to protect the Seller.

         Section 5.14 Non-Competition.
                      ---------------

                  (a) Except with the prior written consent of the Buyer and subject to the Buyer's compliance with Section 5.14(j), during the period commencing immediately after the Closing Time and ending on the third anniversary of the Closing Date, the Seller shall not, and shall cause its Subsidiaries (the Seller together with its Subsidiaries, the "Restricted
                                                              ----------
Entities") not to, own, operate, control, engage in, manage or have an
--------
ownership or financial interest in a Person (including as a shareholder or other investor) that engages in, including worldwide, the business of production and sale of phosphonates and phosphonate-based specialty additives and purchase and resale of such products, but in all cases excluding the Fluids Business (a "Competing Business"). In no event shall "Competing
                    ------------------
Business" apply to any product (i) with
respect to which phosphonates are used as an ingredient for their functional properties or (ii) the use of which includes phosphonates in the manufacturing of any other products.

                  (b) Notwithstanding any provision to the contrary in this
Section 5.14, any Restricted Entity may:

                      (i) purchase or otherwise acquire or invest in by merger, purchase of assets, stock or controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person (such acquired Person, the "Acquired Entity"), so long as:
                                            ---------------

                           (1) a Restricted Entity divests within one year of
such acquisition any portion of such business that would cause non-compliance with Section 5.14(a); provided that, pending such divestiture, (A) no employee
                      --------
of the Restricted Entities who has direct managerial or operational responsibility for the services rendered by the Operator under the Lease and Operating Agreement shall have any direct managerial or operational responsibilities with respect to that portion of the business of the Acquired Entity that engages in a Competing Business and (B) the Seller continues to be subject to the provisions of Section 5.7(b); or

                           (2) such Person is a De Minimis Business;

                      (ii) acquire, own or manage for the account of third parties through a mutual fund, employee benefit plan, trust account or similar investment pool or vehicle, any class of security of any Person regardless of whether such Person engages in the Competing Business;

                      (iii) hold or make investments not in excess of three percent (3%) of the outstanding securities of any corporation if such securities are listed on an internationally recognized securities exchange, provided that no officer of any Restricted Entity (other than an Acquired
--------
Entity) serves as a director or an executive officer of such Acquired Entity;
or

                      (iv) engage in any rental or leasing of real property (including to any Competing Business or to any Person who conducts any Competing Business) other than leasing of real property to any Person at the Newport Site for the purpose of conducting a Competing Business at the Newport Site at the same time that the Buyer is a Guest under the Lease and Operating Agreement; provided, however, that, for the avoidance of doubt, this Section
           --------  -------
5.14(b)(iv) shall in no event restrict the Seller from conducting a Fluids Business at the Newport Site.

                  (c) In the event that any Subsidiary of the Seller ceases to be an Subsidiary of the Seller, the provisions of this Section 5.14 shall no longer apply to such Person; for the avoidance of doubt, this Section 5.14(c) shall not limit the Seller's obligations under Section 5.7(b).

                  (d) For the avoidance of doubt, no shareholder of the Seller or any Affiliate of any such shareholder (other than the Seller and its Subsidiaries) shall be deemed a Restricted Entity for the purposes of this
Section 5.14.

                  (e) No provision of this Section 5.14 shall in any manner limit or restrict the ability of Solutia UK or any of its Affiliates to comply with their obligations under the Lease and Operating Agreement or any Premises Lease and Services Agreement.

                  (f) Exceptions set forth in any of Sections 5.14(b), (c),
(d) or (e) are set forth therein for the avoidance of doubt, as such exceptions cover actions not necessarily restricted by Section 5.14(a), and no inference shall be drawn that the activities described in any such Sections 5.14(b), (c), (d) or (e) are in any way restricted or limited by the restrictions set forth in Section 5.14(a).

                  (g) "De Minimis Business" means any equity investment by any
                       -------------------
Restricted Entity in any Person in which (x) the Restricted Entities collectively do not have a right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such Person, or (y) the Restricted Entities collectively hold not more than ten percent (10%) of the outstanding voting securities or similar equity interest; provided, in the case of clauses
                                              --------
(x) and (y), that no officer of any Restricted Entity (other than an Acquired Entity) serves as a director or an executive officer of such Acquired Entity.

                  (h) If, at any time of enforcement of any of the provisions of this Section 5.14, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographic area of this Section 5.14 shall be limited to those that are reasonable under the circumstances.

                  (i) Notwithstanding the foregoing, this Section 5.14 shall not prohibit any Person (or its Affiliates) that acquires the Seller from engaging in any business activity that would otherwise violate Section 5.14(a), whether by acquisition or otherwise.

                  (j) After the Closing the Buyer shall provide to Seller promptly a written notice of any material changes in the scope of the Competing Business conducted by the Buyer and its Affiliates that is beyond the scope of the Business as such Business was conducted immediately prior to the Closing; and that if such information is confidential, the Parties will enter into a mutually acceptable confidentiality arrangements with respect to such information.

         Section 5.15 Bulk Transfer Laws. The Buyer hereby waives compliance
                      ------------------
by the Seller with the provisions of any so-called "bulk transfer laws" of any jurisdiction in connection with the sale of the Transferred Assets to the Buyer; provided that the Seller indemnifies the Buyer with respect to Excluded
       --------
Liabilities as set forth in Article VIII.

         Section 5.16 Public Announcements. The Seller and the Buyer shall
                      --------------------
consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or any other public announcement with respect to the Transactions, and shall not issue any such press release or any other public announcement prior to such consultation, except as may be required by applicable Law.

         Section 5.17 Pro Rations. Payments with respect to electricity, water,
                      -----------
gas, sewer and similar charges, and other matters, paid to third parties for the Facility usually apportioned between a buyer and seller in a closing of the type as the Closing hereunder, shall be apportioned between the Buyer and the Seller as of the Closing Date, with the Seller being responsible for periods up to and including the Closing Date and the Buyer being responsible for periods from and after the Closing Date.

         Section 5.18 Assignment of Insurance Proceeds. To the extent that the
                      --------------------------------
Seller and its Affiliates are to assign to the Buyer or one of its Affiliates the Transferred Assets described in Section 2.1(d), (i) the determination of whether the conditions set forth in Sections 7.3(a) have been satisfied shall be made without giving effect to the loss or damage of the Transferred Asset with respect to which the Seller and its Affiliates are to assign insurance proceeds pursuant to Section 2.1(d) and (ii) the Buyer shall be deemed to have waived all of its rights under Section 8.2 with respect to Losses arising with respect to such Transferred Asset, in each case to the extent such proceeds cover such loss or damage; provided, that, without expanding the foregoing, to
                           --------
the extent such proceeds cover the book value of such asset, all such rights under 8.2 with respect to such Losses shall be deemed to have been waived.

         Section 5.19 Further Assurances.
                      ------------------

                  (a) The Seller shall, from time to time as reasonably requested to do so by the Buyer, execute, acknowledge and deliver any and all other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Transferred Assets and the consummation of other Transactions.

                  (b) The Buyer shall, from time to time as reasonably requested to do by the Seller do, execute, acknowledge and deliver any and all other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Transferred Assets and the assumption of Assumed Liabilities and the consummation of the Transactions.

         Section 5.20 No Joint Venture. Notwithstanding any provision of this
                      ----------------
Agreement or any Ancillary Agreement, no joint venture, partnership, agency or similar arrangement or relationship shall exist between the Seller Entities, on one hand, and the Buyer and its Affiliates, on the other hand.

         Section 5.21 Escrow.
                      ------

                  (a) Notwithstanding any provision to the contrary in this Agreement, the term of the Escrow Agreement shall not exceed one year from the date of this Agreement (the "Escrow Termination Date") and the Escrow
                             -----------------------
Agreement shall require the Escrow Agent to release to the Seller or its designee no later than the two (2) Business Days (as defined in the Escrow Agreement) after the Escrow Termination Date (i) first, the amount of interest earned on the funds held by the Escrow Agent pursuant to the Escrow Agreement ("Escrow Fund") as of such date and not previously released to the Seller as
  -----------
of such date and (ii) second, all amounts in the Escrow Fund (other than the amount described in clause (i) above) less (A) any amount set forth in any
                                      ----
joint instructions by the Seller and the Buyer delivered to the Escrow Agent instructing the Escrow Agent to release funds and which amount has not been previously released, and (B) any amount with respect to any claim by the Buyer for indemnification pursuant to the terms of this Agreement, the specific dollar amount of which claim has been determined by the Buyer in good faith and with respect to which the Buyer submitted a written notice to the Escrow Agent in accordance with the Escrow Agreement and to the extent such amount has not been modified or such notice withdrawn in accordance with the Escrow Agreement and not otherwise previously released.

                  (b) The Buyer shall not (i) take any action that is reasonably likely to hinder, delay or prevent the release of amounts that the Escrow Agent is required to release pursuant to Section 5.21 or (ii) submit any written notices to the Escrow Agent with respect to amounts other than amounts described in clauses (i) through (iii) of Section 5.21(a). Without limiting any other provision of this Agreement, the Buyer shall reimburse the Seller for all reasonable attorney's fees and expenses incurred by the Seller in connection with remedying any breach by the Buyer of this Section 5.21.

         Section 5.22 Product Warranty Claims. All claims with respect to
                      -----------------------
Liabilities described in Section 2.3(e), to the extent that any Buyer Indemnified Party is entitled to indemnification with respect to such claim pursuant to this Agreement, shall be deemed a Third Party Claim and shall be subject to provisions of Article VIII. Upon request of the Seller, the Buyer shall, and shall cause it Affiliates to, provide to Seller a replacement product for any product described in Section 2.3(e) with respect to which the Buyer or any of its Affiliates or any other Person has made a claim against the Seller or any of its Affiliates. Such replacement product shall be provided at the Seller's expense; provided, that the cost of such product to
                                  --------
the Seller shall not exceed the actual cost (without mark-up) of such replacement product to the Buyer or the relevant Affiliate of the Buyer.

         Section 5.23 Non-Exclusive Contracts.
                      -----------------------

                  (a) During the period commencing on the date hereof and ending on the Closing Date, the Parties shall use their respective commercially reasonable efforts to cooperate in either (i) arranging for the Buyer to enter into new agreements with the counterparties to the Non-Exclusive Contracts with respect to the products and/or services subject to such Non-Exclusive Contracts that relate to the Business (each such agreement, a "Replacement Agreement" ) or (ii) obtaining a written
              ---------------------
acknowledgement and consent from such counterparties, substantially in the form of Exhibit I hereto or otherwise in form and substance satisfactory to
        ---------
the Seller and the Buyer (the "Acknowledgement" and together with the
                               ---------------
Replacements Agreements, the "Arrangements"). Notwithstanding the foregoing,
                              ------------
the Seller shall not be obligated to make any payments to obtain any Arrangement except for the payment of its own expenses.

                  (b) No Non-Exclusive Interest shall be deemed a Transferred Asset until and unless, on or prior to the Closing Date, the Parties and the counterparties to the relevant Non-Exclusive Contract shall have executed and delivered the Acknowledgement with respect to such Non-Exclusive Contracts on or prior to the Closing Date.]

         Section 5.24 Parent Co-Signer. On or prior to the Closing, the Buyer
                      ----------------
shall procure the execution and delivery by the Parent of each Ancillary Agreement with respect to a guarantee by the Parent of the obligations thereunder of the Buyer Entity party thereto substantially in form and substance of the guarantee set forth on the signature page hereto (the "Guarantee").
                            ---------

                                  ARTICLE VI
                                  TAX MATTERS

         Section 6.1 VAT.
                     ---

                  (a) All amounts expressed in this Agreement to be payable by the Buyer or any of its Affiliates are expressed exclusive of any VAT which may be chargeable thereon.

                  (b) The Parties are of the opinion that the transfer of the Business pursuant to this Agreement constitutes a transfer of a business as a going concern for the purposes of Section 49 of the VAT Act 1994 and Article 5 of the VAT (Special Provisions) Order 1995 (the "Special Provisions Order")
                                                 ------------------------
and other applicable legislation, and accordingly the transfer of the Business is neither a supply of goods nor a supply of services for the purposes of VAT.

                  (c) The Parties agree to use all their reasonable endeavors to secure that the sale of the Business is treated as neither a supply of goods nor a supply of services for VAT purposes. As soon as reasonably practicable following Closing, the Seller (or one of its Affiliates) and the Buyer shall jointly write to HM Revenue & Customs (or another relevant tax authority) seeking their confirmation that Article 5 of the Special Provisions Order (or other equivalent legislation in a jurisdiction other than the United Kingdom) applies to the transfer of the Transferred Assets and giving full particulars of the sale.

                  (d) The Buyer hereby warrants to the Seller that:

                      (i) the Buyer Entities that will be acquiring the Transferred Assets in any jurisdiction where VAT may be payable will be liable to be registered for VAT as of Closing and will apply for VAT registration within 30 days of Closing; and

                      (ii) for the purposes of paragraph 5 of the Special Provisions Order, the relevant Buyer Entities intend to use the Transferred Assets in carrying on the same kind of business as that currently carried on by the Seller and its Affiliates with the Transferred Assets.

                  (e) The Seller hereby undertakes to the Buyer that the Affiliates of the Seller that are transferring Transferred Assets in a jurisdiction in which VAT may be payable is registered for VAT or is a member of the same VAT group as the Seller.

                  (f) Notwithstanding Sections 6.1(b) and (c), if HM Revenue & Customs (or other relevant taxing authority) subsequently determines that any Transferring Affiliate is obliged to account for VAT on the transfer of the Business, the Seller shall, or shall cause the applicable Transferring Affiliate to, issue a valid VAT invoice in respect thereof against which the Buyer shall pay, or shall cause one of its Affiliates to pay, to the Seller or its Affiliate (as the case may be) by way of additional consideration the amount of VAT chargeable on the transfer of the Transferred Assets pursuant to this Agreement.

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                  (g) The Buyer shall on demand pay, or shall cause to be
paid, to the Seller or an Affiliate of the Seller, an amount equal to any interest, penalty or surcharge which is imposed on the Seller (or the representative member of its VAT group) by HM Revenue & Customs (or other relevant taxing authority) as a result of any breach of any obligation of the Buyer or warranty made by the Buyer in this Agreement, together with any costs incurred by the Seller or any of its Affiliates in connection with such interest, penalty or surcharge.

                  (h) The Seller and the Buyer intend that the Seller and its Affiliates should retain the VAT business records of the Seller and its Affiliates relating to the Business and the Seller shall (or shall cause its Affiliates), forthwith on Closing, request HM Revenue & Customs (or other applicable tax authority) for a direction under section 49 of the VAT Act 1994 (or other equivalent legislation) that Affiliates of the Seller be permitted to retain the VAT business records relating to the Business. Until the Seller or its Affiliate receives approval from HM Revenue & Customs (or other equivalent applicable tax authority) to retain such records, or if such approval is not forthcoming, until the Seller delivers, or causes to be delivered, such records, the Seller or its applicable Affiliate shall be responsible as agent for the Buyer for the safe-keeping of such records. If approval from HM Revenue & Customs (or other applicable tax authority) shall be granted, the Seller shall preserve, or shall cause to be preserved, such records for such period as may be required by Law and allow the Buyer and applicable Affiliates of the Buyer on reasonable notice to inspect or make copies of the same. If approval shall be refused, the Seller shall, within one
(1) month after receipt of notification of such refusal, deliver, or shall cause to be delivered, to the Buyer the VAT business records relating to the Business. If the VAT business records are delivered to the Buyer under this
Section 6.1, the Buyer shall preserve, or shall cause to be preserved, the records for such period as may be required by Law and allow the Seller and its Affiliates on reasonable notice to inspect or make copies of the same.

         Section 6.2 Other Transfer Taxes. Without limiting the provisions of
                     --------------------
Section 6.1 and except as provided therein and except as expressly set forth in any Ancillary Agreement, each of the Seller and the Buyer shall pay fifty percent (50%) of all Liabilities for registration duties, value added, sales, use, consumption, transfer, documentary or other similar taxes arising out of transactions contemplated by this Agreement, the Ancillary Agreements and any other document or instrument required to be delivered in connection herewith or therewith, along with the penalties or interest related to such taxes, and all recording, filing fees or other fees assessed or applicable to the conveyance or transfer of the Transferred Assets (all such Taxes collectively, the "Transfer Taxes"). Notwithstanding the foregoing, the Buyer shall be
     --------------
solely responsible for (i) any Transfer Taxes payable in connection with any transfer of any real property, if any, and (ii) the proper and timely filing or recording of all Bills of Sale, Assignment and Assumption Agreements, Trademark Assignment Agreements, Patent Assignment Agreements and other instruments of transfer and the payment of all costs associated with the recordation or filing of such assignments and instruments of transfer.

         Section 6.3 Allocation of Consideration.
                     ---------------------------

                  (a) Within ninety (90) days after the Closing Date, the Seller shall provide to the Buyer copies of a schedule for the proposed allocation of the Purchase Price (and any other items required to be treated as additional Purchase Price) among the Transferred Assets (the "Allocation
                                                                 ----------
Statement"). Within sixty (60) days after the receipt of such Allocation
---------
Statement,

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the Buyer shall propose to the Seller any changes to such Allocation Statement or shall indicate its concurrence therewith, which concurrence shall not be unreasonably withheld, conditioned or delayed. The failure by the Buyer to propose any change or to indicate its concurrence within such sixty (60) days shall be deemed to be an indication of its concurrence with such Allocation Statement.

                  (b) Any disputes with respect to items on the Allocation Statement in respect of allocation of the Purchase Price to Transferred Assets transferred by Solutia UK that the Seller and the Buyer are unable to resolve within twenty (20) days of receipt by the Seller of any written notice of dispute from the Buyer shall be resolved, at the election of any of the Seller or the Buyer, by the Independent Accounting Firm. Each Party shall be bound by such resolution. The Buyer and the Seller shall file, and shall cause their Affiliates to file, all Returns and statements (including Form 8594), forms and schedules in connection therewith in a manner consistent with allocation of the Purchase Price with respect to Transferred Assets transferred by Solutia UK determined as set forth in Sections 6.3(a) and (b) and shall take no position contrary thereto unless required to do so by applicable Tax laws.

                  (c) With respect to the allocation of the Purchase Price to Transferred Assets transferred by Seller Entities (other than Solutia UK), to the extent that the Buyer concurs or is deemed to concur with the Seller's allocation as set forth in Section 6.3(a) or the Buyer and the Seller reach agreement on the allocation, the Buyer and the Seller shall file, and shall cause their Affiliates to file, all Returns and statements (including Form
8594), forms and schedules in connection therewith in a manner consistent with such allocation of the Purchase Price with respect to such Transferred Assets and shall take no position contrary thereto unless required to do so by applicable Tax Laws.

                                 ARTICLE VII
                             CONDITIONS TO CLOSING

         Section 7.1 General Conditions. The respective obligations of the
                     ------------------
Buyer and the Seller to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any Party in its sole discretion (provided that such waiver shall
                                             --------
only be effective as to the obligations of such Party):

                  (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent), including any Law that may be administered by the US Department of Treasury's Office of Foreign Assets Controls (OFAC) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the Transactions.

                  (b) No action by a third party shall be pending by or before any arbitrator or Governmental Authority seeking to enjoin, restrain or prohibit the consummation of the Transactions.

                  (c) (i) Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions shall have expired or shall have been terminated.

                                      56

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                      (ii) All other necessary merger notifications and
filings in all applicable jurisdictions, including the jurisdictions listed in
Schedule 7.1(c) of the Disclosure Schedules, shall have been made, any
---------------
applicable waiting periods (and any extensions thereof) shall have expired, lapsed or been terminated and, where required, all competent Governmental Authorities having made, or been deemed to have made, a decision approving or otherwise indicating their approval of the Transactions.

                  (d) The Bankruptcy Court shall have entered the Bidding Procedures Order and the Sale Order, and each such order shall have become a Final Order.

                  (e) The Escrow Agent shall have executed and delivered to the Seller and the Buyer the Escrow Agreement.

         Section 7.2 Conditions to Obligations of the Seller. The obligations
                     ---------------------------------------
of the Seller to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Seller in its sole discretion:

                  (a) The representations and warranties of the Buyer contained in this Agreement or any Ancillary Agreement or any certificate required to be delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" or "Material Adverse Change" set forth therein) would not reasonably be expected to, individually or in the aggregate, be material. The Buyer shall have performed all obligations and agreements and complied, in each case in all material respects, with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing. The Seller shall have received from the Buyer a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

                  (b) The Seller shall have received an executed counterpart of each of the Ancillary Agreements to which any Buyer Entity is a party, signed by each party thereto (including the Parent with respect to the Guarantee of the obligations of the relevant Buyer Entity thereunder) other than the Seller Entities; provided, however, that in the event that the
                          --------  -------
Parties are unable to notarize the Italian Notarial Deed on or prior to the Closing Date, subject to satisfaction of Section 5.6(g)(i), the execution and delivery of the Italian Notarial Deed by the Buyer shall not be a condition precedent to the obligations of the Seller to consummate the Transactions.

                  (c) The Encumbrances on the Transferred Assets pursuant to the DIP Agreement and the Euro Financing Documents shall have been released.

                  (d) The Seller shall have received the Estimated Purchase Price, less the Escrow Amount, as required pursuant to Section 2.10.

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                  (e) The Buyer shall have executed and delivered to the
Seller the Escrow Agreement and shall have delivered the Escrow Amount to the Escrow Agent.

                  (f) The Escrow Agent shall have executed and delivered to the Seller the Escrow Agreement.

         Section 7.3 Conditions to Obligations of the Buyer. The obligations
                     --------------------------------------
of the Buyer to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

                  (a) The representations and warranties of the Seller contained in this Agreement or any Ancillary Agreement or any certificate required to be delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect, except in Section 3.6(a)(ii), to any limitation or qualification as to "materiality" (including the word "material"), "Material Adverse Effect" or "Material Adverse Change" set forth therein) has not had, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seller shall have performed all obligations and agreements and complied, in each case in all material respects, with all covenants and conditions required by this Agreement or any Ancillary Agreement to be performed or complied with by it prior to or at the Closing. The Buyer shall have received from the Seller a certificate to the effect set forth in the preceding sentences, signed by a duly authorized officer thereof.

                  (b) There shall not have occurred, since December 31, 2006, a Material Adverse Change.

                  (c) The Buyer shall have received an executed counterpart of each of the Ancillary Agreements to which any Seller Entity is a party, signed by each Party other than the Buyer Entities; provided, however, that in the
                                             --------  -------
event that the Parties are unable to notarize the Italian Notarial Deed on or prior to the Closing Date, the execution and delivery of the Italian Notarial Deed by the Seller shall not be a condition to precedent to the obligations of the Buyer to the consummation of the Transactions.

                  (d) The Seller shall have executed and delivered to the Buyer the Escrow Agreement.

                  (e) The Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement.

                  (f) The Consents set forth on Schedule 7.3(e) of the
                                                ---------------
Disclosure Schedules shall have been obtained.

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                                 ARTICLE VIII
                                INDEMNIFICATION

         Section 8.1 Survival of Representations, Warranties and Covenants.
                     -----------------------------------------------------
The representations and warranties of the Seller and the Buyer contained in this Agreement and the Ancillary Agreements (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the Transition Services Agreement) and any certificate delivered pursuant hereto shall survive the Closing for a period of eighteen
(18) months after the Closing Date; provided that the representations and
                                    --------
warranties set forth in any of Sections 3.2, 3.4 and 4.2 shall survive the Closing indefinitely and claims based on breaches of covenants, fraud, intentional misrepresentations and Excluded Liabilities shall survive until the expiration of the applicable statute of limitations.

         Section 8.2 Indemnification by the Seller. The Seller shall defend,
                     -----------------------------
indemnify and hold harmless the Buyer and its Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Buyer
                                                              -----
Indemnified Parties") from and against any and all losses, damages,
-------------------
liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses, whether or not arising out of a Third-Party Claim (including reasonable attorneys' fees, costs and other out-of-pocket expenses incurred in investigating, defending or settling the foregoing including, in the case of indemnification pursuant to Section 8.2, with respect to any claims against any Buyer Indemnified Party based on any Excluded Liability, and in the case of indemnification pursuant to Section 8.3, with respect to any claims against any Seller Indemnified Party based on any Assumed Liability) (hereinafter, collectively, "Losses") suffered or incurred by any
                                        ------
Buyer Indemnified Party to the extent resulting from:

                  (a) any breach of any representation or warranty made by the Seller contained in this Agreement or any Ancillary Agreement or any certificate delivered pursuant hereto (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements);

                  (b) any breach of any covenant or agreement by the Seller contained in this Agreement or any Ancillary Agreement (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements);

                  (c) any Liability of the Seller or any of its Affiliates to any broker, finder or investment banker based on any arrangement made by or on behalf of the Seller or any of its Affiliates in connection with the Transactions; and

                  (d) any Excluded Liability.

         Section 8.3 Indemnification by the Buyer. The Buyer shall defend,
                     ----------------------------
indemnify and hold harmless the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Seller Indemnified Parties") from and against any and all Losses suffered or
 --------------------------
incurred by any Seller Indemnified Parties to the extent resulting from:

                  (a) any breach of any representation or warranty made by the Buyer contained in this Agreement or any Ancillary Agreement (other than the Lease and Operating Agreement,

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

the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements) or any certificate delivered pursuant hereto;

                  (b) any breach of any covenant or agreement by the Buyer contained in this Agreement or any Ancillary Agreement (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements);

                  (c) any Liability of the Buyer or any of its Affiliates to any broker, finder or investment banker based on any arrangement made by or on behalf of the Buyer or any of its Affiliates in connection with the Transactions;

                  (d) any Assumed Liability; and

                  (e) (i) any Losses described in Section 5.6(a)(iv) and (ii) any Losses incurred by the Seller or any of its Affiliates arising out of or related to any failure to provide information to Business Employees or their representatives or to consult with the Business Employees (or their representatives) before Closing to the extent such failure arises out of the failure on the part of the Buyer and/or its Affiliates, in each case as required by the Directive and the relevant domestic legislation.

         Section 8.4 Procedures.
                     ----------

                  (a) If there occurs an event which a Party asserts is an indemnifiable event pursuant to Section 8.2 or Section 8.3, the Party seeking indemnification (the "Indemnified Party") shall notify the other Party
                      -----------------
obligated to provide indemnification (the "Indemnifying Party") promptly in
                                           ------------------
writing specifying the facts, to the extent known, constituting the basis for such claim and the amount, to the extent known, of the claim asserted. If such event involves (a) any Person other than a Party or (b) the commencement of any Action by any Person other than a Party (any such claim or Action being hereinafter referred to as a "Third Party Claim"), the Indemnified Party shall
                              -----------------
give such Indemnifying Party prompt written notice of such Third Party Claim which identifies such claim as a Third Party Claim, specifies the facts constituting the basis of such Third Party Claim and the amount, to the extent known, of such Third Party Claim; provided, however, that the failure to
                                  --------  -------
provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. The Indemnifying Party shall be entitled to participate in such Third Party Claim and to assume the defense thereof with counsel selected by the Indemnifying Party. After notice from the Indemnifying Party to the Indemnified Party that the Indemnifying Party has elected to assume the defense of any Third Party Claim, the Indemnifying Party shall not be liable for any legal, investigative or other fees or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in, but not control, the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided that (i) if in the reasonable opinion of counsel for the Indemnified Party, there is a conflict of interest between the Indemnified Party and the Indemnifying Party or (ii) a claim involves an allegation of violation of criminal law, the Indemnifying Party shall be responsible

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

for the reasonable fees and expenses of one counsel to such Indemnified Party in connection with such defense to the extent such fees and expenses relate to a claim subject to a conflict of interest or defense of a claim based on an allegation of a violation of criminal law, but in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one such additional counsel in any action or series of related actions. In the event a claim involves an allegation of a violation of criminal law, the Parties shall enter into a joint defense agreement in form and substance reasonably acceptable to the Parties. Subject to bona fide concerns regarding attorney-client privilege, the Indemnifying Party and the Indemnified Party agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such Third Party Claim, including providing access to any relevant books and records, properties and Representatives. If the Indemnifying Party assumes the defense of a Third Party Claim, no settlement or compromise thereof may be effected
(A) by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless (x) there is no finding or admission of any violation of Law or any violation of the rights of any Person by any Indemnified Party and all Indemnified Parties are expressly and unconditionally released from any Liability related to such Third Party Claim, with prejudice, and (y) all relief provided is paid or satisfied in full by the Indemnifying Party or (B) by the Indemnified Party without the consent of the Indemnifying Party. If the Indemnifying Party elects not to assume the defense of a Third Party Claim, the Indemnified Party shall defend such Third Party Claim with counsel selected by the Indemnified Party, which is reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall bear the reasonable fees and expenses of such counsel. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any Liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed by the Indemnifying Party. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent.

                  (b) In addition to, and notwithstanding any other provisions relating to Third Party Claims set forth elsewhere in this Section 8.4, any Remedial Action relating to any Seller Environmental Liabilities shall additionally be governed by the procedures set forth in this Section 8.4(b). The Seller shall have the right, at its option, to undertake sole and exclusive control over all aspects of any such Remedial Action (including retention of consultants, selection of remedial measures and negotiations and agreements with interested government agencies and third parties). In connection therewith, the Buyer agrees to provide the Seller with reasonable access to the subject facility (and to relevant documents and personnel) for purposes of conducting any Remedial Action to the extent that such access is within the control or possession of the Buyer. The Parties shall keep one another apprised of major developments relating to such matter and shall, subject to applicable legal privileges, make all final reports, filings, and other documents relating to such matter available for inspection by one another upon request. Without limiting the generally of the foregoing, (i) the Sellers shall keep the Buyer reasonably informed as to all aspects of the Remedial Actions, including all discussions and communications with Governmental Authorities, and (ii) the Buyer shall be permitted to review and comment on all material submissions proposed to be made by the Seller to any conferences with Governmental Authority prior to their submission and to participate in all material meetings and conferences with Governmental Authority relating to such Remedial Action, Environmental Liability and the Seller agrees to take into account all reasonable requests of the Buyer. Any

                                      61

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

costs incurred by the Buyer relating to oversight of activities undertaken hereunder by the Seller shall not be subject to indemnification hereunder. The Seller shall have no obligation to undertake any Remedial Action, or provide indemnification with respect thereto, unless, and then only to the extent that, Remedial Action is required by Environmental Laws, based upon continued industrial use of, and the current physical configuration (i.e., the existing "footprint") of, the Facility. Additionally, the Seller shall have no obligation to undertake any Remedial Action, or provide indemnification with respect to any Seller Environmental Liability, in respect of any matter which is identified through environmental sampling and analysis conducted, or reports to Governmental Authorities occurring, after the Closing Date, unless such sampling and analysis, or such reporting, is required by Environmental Laws. The Buyer agrees, upon request by the Seller, in connection with any Remedial Action conducted hereunder, to accept and facilitate imposition of a deed restriction or other institutional controls on the subject facility; provided that such deed restriction does not materially restrict or impair the
--------
industrial activities conducted by the Buyer at the subject facility. Any obligation of the Seller to conduct any Remedial Action, or provide indemnification with respect thereto, shall be deemed satisfied upon completion of a Remedial Action in a manner that attains minimum clean-up standards (including risk-based standards as applicable) acceptable to applicable Governmental Authorities and satisfying applicable Environmental Laws. The Parties agree to reasonably cooperate with one another in connection with any matter governed hereunder and to generally conduct themselves in a cost effective manner with respect thereto.

                  (c) The Parties shall retain all of the books and records in their respective possession that pertain to a pending claim for indemnification until such claims is finally resolved by a final, nonappealable order of a court of competent jurisdiction or by the entry by the Parties into a settlement agreement.

         Section 8.5 Limits on Indemnification.
                     -------------------------

                  (a) No claim may be asserted against either Party for breach of any representation or warranty contained herein or in any Ancillary Agreement (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements and the Lease Agreements), unless written notice of such claim is received by such Party, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation or warranty on which such claim is based ceases to survive as set forth in Section 8.1, in which case such representation or warranty shall survive as to such claim until such claim has been finally resolved.

                  (b) Notwithstanding anything to the contrary contained in this Agreement:

                      (i) the maximum aggregate amount of indemnifiable Losses that may be recovered from the Seller by the Buyer Indemnified Parties pursuant to Section 8.2(a) shall be twenty percent (20%) of the Base Purchase Price (the "Cap");
            ---

                      (ii) the Seller shall not be liable to any Buyer Indemnified Party for any claim for indemnification under Section 8.2(a) unless and until the aggregate amount of indemnifiable Losses that may be recovered from the Seller equals or exceeds $72,000 (the

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

"Basket Amount"), and in no event shall the Seller be liable for Losses under
 -------------
Section 8.2(a) less than the Basket Amount;

                      (iii) notwithstanding the provisions set forth in this
Section 8.5(b), Sections 8.5(b)(i) and (ii) shall not apply to Losses based on a breach of representations and warranties set forth in Sections 3.2 and 3.4, or fraud or in the case of intentional misrepresentations;

                      (iv) the Seller shall not be entitled to make a claim against the Buyer with respect to any Assumed Liability to the extent the Buyer is entitled to indemnification from Solutia UK pursuant to the Lease and Operating Agreement;

                      (v) the Seller shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Loss to the extent that the Buyer received a benefit from the reflection of such matter in the calculation of the adjustment of the Purchase Price, if any, as finally determined pursuant to Section 2.8;

                      (vi) no Party shall have any Liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including business interruption, loss of future revenue, profits or income, or loss of business reputation or opportunity (except to the extent the Indemnified Party is legally obligated to pay consequential damages to a third party, which third party, for the avoidance of doubt shall exclude: (i) the Buyer Indemnified Parties, in the case of a claim by any Buyer Indemnified Party, and (ii) the Seller Indemnified Parties, in the case of a claim by any Seller Indemnified Party); and

                      (vii) the Seller shall have no Liability to any Buyer Indemnified Party under this Agreement with respect to any compliance with or liability under Environmental Laws or with respect to any other environmental matter related to the Business, the Transferred Assets, the Newport Site, the Land, the Buildings or the Facility, or the past or current ownership or operation thereof, except, if any, pursuant to Section 8.2(a) based on a breach of any representation or warranty set forth in Section 3.15 or Section 8.2(d) to the extent it relates to the Seller Environmental Liability.

               (c) For all purposes of this Article VIII, "Losses" shall be net of any insurance or other recoveries actually paid to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification. The Buyer and the Seller shall, or shall cause the applicable Indemnified Party to, use reasonable efforts to obtain full recovery under all insurance policies covering any Losses or from any other third party indemnity which is available with respect to such Losses, to the same extent as they would if such Losses were not subject to indemnification hereunder; however, the indemnification obligations of any Indemnifying Party
           -------
shall not be deferred or delayed pending receipt of any insurance recovery. If an Indemnified Party receives such insurance proceeds or payments from another third party indemnity in connection with Losses for which it has received indemnification from the Indemnifying Party, such Indemnified Party shall refund to the Indemnifying Party the amount of such insurance proceeds and such other payments when received, up to the amount of indemnification received from the Indemnifying Party.

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               (d) The Buyer and the Seller shall cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder, including by making, or causing the applicable Indemnified Party to make, all reasonable efforts to mitigate any such claim, liability or Loss. In the event that the Buyer or the Seller shall fail to make such reasonable efforts, then notwithstanding anything else to the contrary contained herein, the other Party shall not be required to indemnify any Person for any claim, liability or Loss that could reasonably be expected to have been avoided if such efforts had been made.

         Section 8.6 Assignment of Claims. If any Indemnified Party receives
                     --------------------
any payment from any Indemnifying Party in respect of any Losses pursuant to
Section 8.2 or Section 8.3, as applicable, and the Indemnified Party could have recovered all or a part of such Losses from a third party (a "Potential
                                                                   ---------
Contributor") based on the underlying claim asserted against the Indemnifying
-----------
Party, the Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to seek recovery from the Potential Contributor of the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Indemnified Party will, at the direction of the Indemnifying Party and expense, take all reasonable actions to seek to recover the amount of such payment from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Indemnifying Party or the Indemnified Party as provided in the immediately preceding sentence) shall be distributed, (i) first, to the Indemnified Party in the amount of any deductible or similar amount required to be paid by the Indemnified Party prior to the Indemnifying Party being required to make any payment to the Indemnified Party plus, in the case of any claim by an Indemnified Party as provided in the immediately preceding sentence, the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (ii) second, to the Indemnifying Party in an amount equal to the aggregate payments made by the Indemnifying Party to the Indemnified Party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (iii) third, the balance, if any, to the Indemnified Party.

         Section 8.7 Exclusivity. Except as specifically set forth in this
                     -----------
Agreement, effective as of the Closing, in the absence of fraud by the Seller in connection with this Agreement (to the extent determined by a final nonappealable judgment by a court of competent jurisdiction), the Buyer, on behalf of itself and the other Buyer Indemnified Parties, waives any rights and claims any Buyer Indemnified Party may have against the Seller or any of its Affiliates, whether in law or equity, relating to the Business, the Transferred Assets, the Excluded Liabilities, the Assumed Liabilities and/or the transactions contemplated by this Agreement or the Ancillary Agreements (other than the Lease and Operating Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements). The rights and claims waived by the Buyer, on behalf of itself and the other Buyer Indemnified Parties, include, without limitation, claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing, subject to the foregoing, this Article VIII will provide the exclusive remedy against the Seller or any of its Affiliates for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement or any Ancillary Agreement (other than the Lease and Operating

                                      64

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

Agreement, the Premises Lease and Services Agreements, the Lease Agreements and the LLN Lab Lease and Services Agreements) and/or the Transactions.

         Section 8.8 No Duplication. Any amounts payable pursuant to this
                     --------------
Agreement or any Ancillary Agreement shall be payable pursuant hereto or thereto without duplication of any other amount payable pursuant hereto or thereto.

                                  ARTICLE IX
                                  TERMINATION

         Section 9.1 Termination. This Agreement may be terminated and the
                     -----------
Transactions abandoned at any time prior to the Closing:

                  (a) by mutual written consent of the Buyer and the Seller;

                  (b) (i) by the Seller, if the Buyer breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within fifteen (15) days following delivery to the Buyer of written notice of such breach or failure to perform (provided, that such fifteen (15) day period shall be extended, but
         --------
not past the Termination Date, if such breach or failure to perform is capable of cure, for so long as any condition set forth in Section 7.2 shall not have been satisfied or waived and the Buyer shall continue to use its best efforts to cure such breach or failure to perform) and (C) has not been waived by the Seller or (ii) by the Buyer, if the Seller breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Ancillary Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 7.3, (y) cannot be or has not been cured within fifteen (15) days following delivery to the Seller of written notice of such breach or failure to perform (provided,
                                                                   --------
that such fifteen (15) day period shall be extended, but not past the Termination Date, if such breach or failure to perform is capable of cure, for so long as any condition set forth in Section 7.3 shall not have been satisfied or waived and the Seller shall continue to use its best efforts to cure such breach or failure to perform) and (z) has not been waived by the Buyer;

                  (c) by either the Seller or the Buyer if the Closing shall not have occurred by the date that is 120 days after the date hereof (the "Termination Date"); provided that the right to terminate this Agreement under
 ----------------    --------
this Section 9.1(c) shall not be available if the failure of the Party so requesting termination to comply with its representations, warranties, agreement and covenants under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date; provided, however,
                                                          --------  -------
that if (i) the Closing has not occurred by such date by reason of non-satisfaction of the condition set forth in Section 7.1(c) hereof and (ii) all other conditions set forth in Article VII have heretofore been satisfied or waived or are capable of being satisfied, then such date shall automatically be extended until the date that is 180 days after the date hereof (which shall then become the Termination Date); or

                  (d) by either the Seller or the Buyer in the event that any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action

                                      65

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

restraining, enjoining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable; provided that
                                                                 --------
the Party so requesting termination shall have complied with Section 5.8; or

                  (e) by the Buyer, if: (i) the Bidding Procedures Order shall not have been entered and become a Final Order on or before the date that is 45 days after the filing of the motion seeking entry thereof, as described in
Section 5.9(a); (ii) the Sale Order shall not have been entered and become a Final Order on or before the date that is 90 days after the filing of the motion seeking entry thereof, as described in Section 5.9(a).

The Party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other Party.

         Section 9.2 Effect of Termination. In the event of termination of
                     ---------------------
this Agreement as provided in Section 9.1, or upon the consummation of any Competing Transaction, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that:

                  (a) the provisions of Sections 3.19 and 4.5 relating to broker's fees and finder's fees, Section 5.7 relating to confidentiality,
Section 5.13 relating to solicitation, Section 5.16 relating to public announcements, Section 10.1 relating to fees and expenses, Section 10.4 relating to notices, Section 10.7 relating to third-party beneficiaries,
Section 10.8 relating to governing law, Section 10.9 relating to submission to jurisdiction and this Section 9.2, and indemnification claims under Article VIII, shall continue and shall not be affected by any such termination;

                  (b) in the case of any termination of this Agreement under
Section 9.1(e), the provisions of Sections 5.9(c) and 5.9(d) related to the payment to the Buyer of the Break-Up Fee and Expense Reimbursement shall continue and shall not be affected by any such termination, and the Seller shall pay the Break-Up Fee and the amount of the Expense Reimbursement in accordance with Section 5.9(c) unless otherwise ordered by the Bankruptcy Court;

                  (c) in the event this Agreement is terminated by the Buyer pursuant to Section 9.1 and the provision of the preceding clause (b) are inapplicable, then the Seller shall pay the Buyer the amount of the Expense Reimbursement within three (3) Business Days of such termination; and

                  (d) nothing herein shall relieve any Party from liability for any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

         In the event of the termination of this Agreement pursuant to Section 9.1, the Buyer will redeliver all documents, work papers and other material of any other Party relating to the Transactions, whether so obtained before or after the execution of this Agreement, to the Party furnishing the same; provided, however, that in the event that the Buyer terminates this Agreement
--------  -------
pursuant to Section 9.1(b)(ii), the Buyer may retain such information that is, and solely to the extent, necessary for the Buyer to make a claim against the Seller pursuant to this Agreement for breach of this Agreement.

                                      66

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

                                  ARTICLE X
                              GENERAL PROVISIONS

         Section 10.1 Fees and Expenses. Except as otherwise provided herein
                      -----------------
or in the relevant Ancillary Agreements, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not such Transactions are consummated. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other.

         Section 10.2 Amendment and Modification. This Agreement may not be
                      --------------------------
amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party and otherwise as expressly set forth herein.

         Section 10.3 Waiver. No failure or delay of either Party in
                      ------
exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

         Section 10.4 Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) if by facsimile, upon written confirmation of receipt by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to Section 10.4(a) or (d), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                  (a) if to the Seller, to:

                      Solutia Inc.
                      575 Maryville Center Dr.
                      St. Louis, Missouri 63141
                      U.S.A.
                      Attention: General Counsel
                      Facsimile: +1 (314) 674-5588

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

                  with a copy (which shall not constitute notice) to:

                      Gibson, Dunn & Crutcher LLP
                      200 Park Avenue
                      New York, New York  10166-0193
                      U.S.A.
                      Attention: David Wilf, Esq.
                      Facsimile: +1 (212) 351-6277

                  (b) if to the Buyer, to:

                      Thermphos Trading GmbH
                      Bundesplatz 1
                      6300 Zug
                      Switzerland
                      Attention: Mr. A. Overbosch (Director)
                      Facsimile: +41 417278701

                  with a copy (which shall not constitute notice) to:

                      Dechert LLP
                      30 Rockefeller Plaza
                      New York, New York  10112-2200
                      U.S.A.
                      Attention: Ronald R. Jewell, Esq.
                      Facsimile: + 1 (212) 314-0089

                      and
                      ---

                      Burges Salmon LLP
                      Narrow Quay House
                      Narrow Quay
                      Bristol BS1 4AH
                      United Kingdom
                      Attention: Richard Spink (Partner)
                      Facsimile: +44 (0)177 902 4400

         Section 10.5 Interpretation. When a reference is made in this
                      --------------
Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

                                      68

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

         Section 10.6 Entire Agreement. This Agreement (including the Exhibits
                      ----------------
and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the Transactions other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

         Section 10.7 No Third-Party Beneficiaries. Nothing in this Agreement
                      ----------------------------
or the Ancillary Agreements, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement or any Ancillary Agreement, except as provided with respect to the Buyer Indemnified Parties and the Seller Indemnified Parties in Article VIII.

         Section 10.8 Governing Law. This Agreement and all disputes or
                      -------------
controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York. The Ancillary Agreements shall be governed by the internal laws of the jurisdictions specified in the Ancillary Agreements.

         Section 10.9 Submission to Jurisdiction. Without limiting any Party's
                      --------------------------
right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and the Ancillary Agreements (other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements) and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement or any Ancillary Agreement (other than the Lease and Operating Agreement, the Lease Agreement and the LLN Lab Lease and Services Agreements), any breach or default hereunder, or the Transactions, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court and the Parties hereby consent to and submit to the exclusive jurisdiction and venue of the Bankruptcy Court; provided, however, that if the
                                                --------  -------
Chapter 11 Case has been closed or if the Bankruptcy Court otherwise declines to exercise jurisdiction over a dispute, each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement (other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements) brought by the other Party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, any Ancillary Agreement (other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements) and the Transactions. Each of

                                      69

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

the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, any Ancillary Agreement (other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements) or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, any Ancillary Agreement (other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements), or the subject matter hereof, may not be enforced in or by such courts. Each Party shall cause its Affiliates to comply with the provisions of this Section 10.09 as if such Affiliates were a party to this Agreement and each Ancillary Agreement, other than the Lease and Operating Agreement, the Lease Agreements and the LLN Lab Lease and Services Agreements, shall incorporate this Section 10.09 by reference as if fully set forth therein.

         Section 10.10 Exclusivity of Representations and Warranties;
                       ----------------------------------------------
Additional Information. The Parties agree that neither the Seller nor any of
----------------------
its Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in Article III and the Disclosure Schedules, and the Seller hereby disclaims any such other representations or warranties. Neither the Seller nor any of its Affiliates or Representatives shall have any Liability to the Buyer or any of its Affiliates or Representatives resulting from the use of any information, documents or materials made available to the Buyer, whether orally or in writing, in any confidential information memoranda, "data rooms", management presentations, due diligence discussions or in any other form in connection with the Transactions. Neither the Seller nor any of its Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Business or the Transferred Assets, including, without limitation, as contained in that certain Confidential Memorandum dated June ___, 2006. The Buyer acknowledges that there are inherent uncertainties in attempting to make such estimates, projections and forecasts and that it takes full responsibility for making its own evaluation of the adequacy and accuracy of any such estimates, projections or forecasts (including the reasonableness of the assumptions underlying any such estimates, projections and forecasts). The Buyer acknowledges that, should the Closing occur, the Buyer shall acquire the Business and the Transferred Assets, on an "as is" and "where is" basis, except as expressly set forth in
Article III and the Disclosure Schedules.

         Section 10.11 Personal Liability. This Agreement shall not create or
                       ------------------
be deemed to create or permit any personal Liability on the part of any direct or indirect stockholder of the Seller or the Buyer or any officer, director, employee, Representative or investor of either Party.

                                      70

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

         Section 10.12 Assignment; Successors. Neither this Agreement nor any
                       ----------------------
of the rights, interests or obligations under this Agreement (including, for the avoidance of doubt, the obligations of the Parent set forth on the signature page hereto) may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by either Party or the Parent without the prior written consent of the other Party (and, in the case of the Parent, by the Seller), and any such assignment without such prior written consent shall be null and void; provided, however, that:
               --------  -------

                  (a) (i) the Seller may assign any of its rights under this Agreement, including the right to receive the Purchase Price, to one or more Affiliates of the Seller without the consent of the Buyer; provided, further,
                                                           --------  -------
that no such assignment shall limit the Seller's obligations hereunder and
(ii) from and after the Closing, no consent shall be necessary in connection with a merger, sale of stock, consolidation or a sale of all or substantially all of the assets of the Seller; provided that the surviving entity or the
                                 --------
assignee assumes the assignor's obligation hereunder, including the obligations of the Seller under Section 5.7 and 5.14. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns; and

                  (b) the Buyer may assign any of its rights under this Agreement, including the right to purchase the Transferred Assets, to one or more Affiliates of the Buyer without the consent of the Seller; provided that
                                                                --------
no such assignment shall limit the Buyer's obligations hereunder.

         Section 10.13 Enforcement. The Parties agree that irreparable damage
                       -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

         Section 10.14 Currency.
                       --------

                  (a) All references to "dollars" or "$" or "US$" or "US
                                         -------      -      ---      --
Dollars" in this Agreement or any Ancillary Agreement refer to United States
-------
dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement, except as otherwise expressly provided in the Ancillary Agreements with respect to amounts payable from time to time following the Closing under the Ancillary Agreements.

                  (b) Conversion Methodology. Except as set forth in Schedule
                      ----------------------                         --------
1.1(a) of the Disclosure Schedules, for the purposes of calculating the
------
amounts payable pursuant to this Agreement, amounts denominated in any currency other than US Dollars shall be calculated using the Dollar Equivalent thereof as of the Business Day immediately preceding the date on which such payment is to be made by one Party to another Party. "Dollar Equivalent"
                                                      -----------------
means,
with respect to any amount denominated in any currency other than US Dollars, the equivalent of such amount in US Dollars determined by using the rate of exchange quoted by The Wall Street Journal on the date of determination for
                   -----------------------
the spot purchase in the New York foreign exchange market of such amount of US Dollars with such other currency.

         Section 10.15 Severability. Whenever possible, each provision or
                       ------------
portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         Section 10.16 Counterparts. This Agreement may be executed in two or
                       ------------
more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

         Section 10.17 Facsimile Signature. This Agreement may be executed by
                       -------------------
facsimile signature and a facsimile signature shall constitute an original for all purposes.

         Section 10.18 Time of Essence. Time is of the essence with regard to
                       ---------------
all dates and time periods set forth or referred to in this Agreement.

         Section 10.19 No Presumption Against Drafting Party. Each of the
                       -------------------------------------
Buyer and the Seller acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the Transactions. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

           [The remainder of this page is intentionally left blank.]



                                      72

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

         IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 SOLUTIA INC.


                                 By:    /s/ Jeffry N. Quinn
                                        -------------------
                                        Name: Jeffry N. Quinn
                                        Title: Chairman, President and Chief
                                        Executive Officer



                                 THERMPHOS TRADING GMBH


                                 By:    /s/ Henk Capello
                                        ----------------
                                        Name: Henk Capello
                                        Title: Director

                                 By:    /s/ Carlos Galeano
                                        ------------------
                                        Name: Carlos Galeano
                                        Title: Director

Thermphos International B.V. hereby absolutely, unconditionally and irrevocably guarantees to Seller and its Affiliates, as a primary obligor and not merely as a surety, the full and complete performance by each of its Affiliates (including Buyer) of the covenants, agreements, duties and obligations (including due and punctual payment of all monetary obligations) in accordance with the terms and conditions of this Agreement.


                                 THERMPHOS INTERNATIONAL B.V.


                                 By:    /s/ Henk Capello
                                        ----------------
                                        Name: Henk Capello
                                        Title: Director

                                 By:    /s/ Carlos Galeano
                                        ------------------
                                        Name: Carlos Galeano
                                        Title: Director